IMPORTANT NOTICE

IMPORTANT:  You must read the following disclaimer before continuing.  The following disclaimer applies to the attached merger proposal memorandum dated 1 June 2017 (the “Merger Proposal Memorandum”) and you are therefore required to read this disclaimer carefully before accessing, reading or making any other use of the attached Merger Proposal Memorandum.  By accessing the Merger Proposal Memorandum, you agree (in addition to giving the representations below) to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from Lucid Issuer Services Limited (the “Information and Tabulation Agent”) as a result of such access.  Capitalized terms used but not otherwise defined in this disclaimer shall have the meaning given to them in the attached Merger Proposal Memorandum.

You have been sent the Merger Proposal Memorandum on the basis that you have confirmed to the Information and Tabulation Agent, being the sender of the Merger Proposal Memorandum, that:

(i)	you are a Holder and/or a beneficial owner of Securities;

(ii)
you are a person to whom it is lawful to send the Merger Proposal Memorandum or to solicit your consent in the Consent Solicitation under applicable laws, and you are permitted under the laws of your jurisdiction of residence and domicile to participate in the Consent Solicitation;

(iii)	you consent to the delivery of the Merger Proposal Memorandum by electronic transmission; and

(iv)	you have understood and agree to the terms set forth in this disclaimer.

The Consent Solicitation and the attached Merger Proposal Memorandum should not be forwarded or distributed to another person and should not be reproduced in any manner whatsoever. Any forwarding distribution or reproduction of the Consent Solicitation and the attached Merger Proposal Memorandum in whole or in part is unauthorized. Failure to comply with this direction may result in a violation of applicable laws and regulations.

The Consent Solicitation is made with regard to the securities of a foreign company in reliance on the exemption afforded under Rule 802 of the U.S. Securities Act of 1933, as amended.  The Consent Solicitation is made for the securities of a foreign controlled company.  The Consent Solicitation is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Bank is, and a majority of its assets are, located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the Trust may acquire the Securities otherwise than under the Transactions, such as in open market or privately negotiated purchases.

The attached Merger Proposal Memorandum has been sent to you in an electronic form.  You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently none of the Trust, the Bank, IKB Funding LLC II (the “Sponsor”), the Information and Tabulation Agent, the Trustees or any person who controls, or is a director, officer, employee, agent or affiliate, if applicable, of any such person accepts any liability or responsibility whatsoever in respect of any such alteration or change to the Merger Proposal Memorandum.

You are also reminded that the attached Merger Proposal Memorandum has been sent to you on the basis that you are a person into whose possession the Merger Proposal Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located or reside and you may not, nor are you authorized to, deliver the Merger Proposal Memorandum to any other person.  If you are not the named addressee to whom the attached Merger Proposal Memorandum has been delivered, please notify the sender immediately and destroy the attached Merger Proposal Memorandum.

Any materials relating to the Consent Solicitation do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such Consent Solicitation is not permitted by law.  If a jurisdiction requires that a consent solicitation be made by a licensed broker or dealer, and the Bank or any of its respective affiliates is such a licensed broker or dealer in such jurisdictions, the Consent Solicitation shall be deemed to be made by the Bank or such affiliate (as the case may be) on behalf of the Trust in such jurisdiction.

None of the Trustees express any opinion as to the merits of the proposals as presented to Holders in the attached Merger Proposal Memorandum. The Trustees will be relying on opinions of counsel and the financial advisor to the Sponsor relating to the execution and delivery of the Merger Agreement.

This document and the Consent Solicitation described herein when made are only addressed to and directed at persons in member states of the European Economic Area who are ‘‘qualified investors’’ within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71/EC and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the relevant Member State of the European Economic Area) and any implementing measure in each relevant Member State of the European Economic Area.

MERGER PROPOSAL MEMORANDUM

Dated 1 June 2017

IKB Funding Trust II
(an indirect wholly-owned subsidiary of IKB Deutsche Industriebank Aktiengesellschaft, Düsseldorf, Germany (the “Bank”))

Solicitation of Consents to Certain Amendments to IKB Funding Trust II’s Amended and Restated Trust Agreement relating to €400,000,000 Noncumulative Trust Preferred Securities (with an aggregate outstanding Liquidation Preference Amount of €400,000,000) (the “Securities”)

(ISIN:  XS0194701487; Common Code:  019470148; Dutch Security Code (Fonds Code):  14826; German Security Code (WKN):  A0BDRX)

The Consent Solicitation (as defined below) will expire at 5:00 p.m., Central European Summer Time, on 26 June 2017 (such time and date, as the same may be extended or earlier terminated, the “Expiration Time”). Consents may not be revoked at any time, except under certain limited circumstances, as described in “The Consent Solicitation—Terms of the Consent Solicitation.” If the Requisite Consents (as defined below) are obtained by the Expiration Time, we expect that the Proposed Amendment (as defined below) to the Trust Agreement (as defined below) will be signed as soon as the Requisite Consents are received and will become effective promptly after the Expiration Time. Further, we expect that the Merger (as defined below) and the Distribution (as defined below) will be completed promptly after the execution of the Proposed Amendment (as defined below).

We, IKB Funding Trust II (the “Trust”), are hereby soliciting the consent (“Consents”) of holders that held the Securities as of the Record Date (as defined below) (individually, a “Holder” and collectively, the “Holders”) to certain amendments  (the “Proposed Amendment”) to the Trust Agreement (as defined below) of the Trust, as more fully described below.  The record date for the Consent Solicitation shall be 5:00 p.m., Central European Summer Time, on 31 May 2017 (the “Record Date”).

For the purposes of the Consent Solicitation, unless the context otherwise requires, references in this Merger Proposal Memorandum to a Holder includes each person who is shown in the records of Euroclear Bank S.A./N.V. (“Euroclear”), or Clearstream Banking, S.A., Luxembourg (“Clearstream” and, together with Euroclear, the “Clearing Systems” and each a “Clearing System”) as a holder of the Securities (also referred to as “Direct Participants” and each a “Direct Participant”).

This solicitation of Consents (the “Consent Solicitation”) is being made on the terms and subject to the conditions set out in this Merger Proposal Memorandum.

It is a condition to our completion of the Proposed Amendment that we have received valid Consents from Holders of at least a simple majority in liquidation amount of the Securities at the time outstanding (the “Requisite Consents”).

A beneficial owner wishing to participate in the Consent Solicitation and who holds an interest in Securities through a broker, dealer, bank, custodian, trust company or other nominee must properly instruct such broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in Euroclear or Clearstream, as applicable, through which they hold the relevant Securities to deliver a Consent to the relevant Clearing System to cause a Consent to be given in respect of such Securities on such beneficial owner’s behalf at or prior to the Expiration Time.

We have not registered the Consent Solicitation, this Merger Proposal Memorandum or the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law.  The Consents may not be solicited and the Securities may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Consent Solicitation has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) nor has the SEC passed upon the fairness or merits of the Consent Solicitation or upon the accuracy or adequacy of the information contained in this Merger Proposal Memorandum.  Any representation to the contrary is a criminal offence.

This Merger Proposal Memorandum does not constitute a prospectus for the purpose of the Directive 2003/71/EC, as amended, and any relevant implementing measures in the relevant member state concerned, and has not been approved, filed with or reviewed by any commission or regulatory authority in the European Economic Area, nor has any such authority issued any report regarding the accuracy or adequacy of this Merger Proposal Memorandum.

If you have any questions about the Consent Solicitation, you should contact Lucid Issuer Services Limited at its address and telephone number set out on the back cover of this Merger Proposal Memorandum.  Requests for copies of this Merger Proposal Memorandum may be directed to the Information and Tabulation Agent.

*          *          *          *

The date of this Merger Proposal Memorandum is 1 June 2017.

TABLE OF CONTENTS

Page

IMPORTANT INFORMATION	ii
EXPECTED CONSENT SOLICITATION TIMETABLE	1
SUMMARY	2
RISK FACTORS	5
THE PROPOSED TRANSACTION	7
Transaction Rationale	7
The Merger	7
Conditions to the Consummation of the Merger	7
The Consideration	8
The Proposed Amendment	8
Financial Statements	9
THE CONSENT SOLICITATION	10
General	10
Terms of the Consent Solicitation	10
Conditions to the Effectiveness of the Proposed Amendment	12
Consent Date	13
Consent Fee	13
Expiration Time; Extension; Termination; and Amendment	13
No Recommendation	13
Record Date	13
Notices	13
CONSENT PROCEDURES	14
No Revocation of Consents	15
Information and Tabulation Agent	15
Fees and Expenses	15
Indemnification	15

TAX CONSEQUENCES	16
U.S. Federal Income Tax Considerations	16
Other Jurisdictions	20
ANNEX A: TRUST AGREEMENT	21
ANNEX B: FORM OF TRUST MERGER AGREEMENT	22
WHERE YOU CAN FIND MORE INFORMATION	23

As used in this Merger Proposal Memorandum, the terms “we,” “us” and “our” refer to the Trust.

We are furnishing this Merger Proposal Memorandum solely for use by Holders in the context of the Consent Solicitation.

None of Jan Burchards, Beth Andrews, David A. Vanaskey and John M. Beeson (the “Regular Trustees”), The Bank of New York Mellon, as property trustee (the “Property Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee” and, together with the Regular Trustees and the Property Trustee, the “Trustees”), the Information and Tabulation Agent or any of their respective directors, employees, affiliates, agents or representatives, if applicable, makes any recommendation as to whether Holders should deliver Consents to the Proposed Amendment pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation.  Each Holder must make its own decision as to whether to give a Consent.  The Trust, the Bank, the Sponsor, the Information and Tabulation Agent and the Trustees are not providing you with any legal, business, tax or other advice in this Merger Proposal Memorandum.  You should consult with your own advisors as needed to assist you in making your decision as to whether to deliver a Consent to the Proposed Amendment pursuant to the Consent Solicitation.

We are responsible for the information contained in this Merger Proposal Memorandum and the documents incorporated by reference herein.  No person is authorized to provide any information or to make any representations other than those contained or incorporated by reference in this Merger Proposal Memorandum and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees.  None of the Trust, the Bank, the Sponsor, the Information and Tabulation Agent, the Trustees takes any responsibility for information that others may give you.

We reserve the right to waive or modify any term of, or to terminate, the Consent Solicitation for any reason prior to the Expiration Time (see “—Indicative Consent Solicitation Timeline”).

The Securities were issued pursuant to the terms of the Amended and Restated Trust Agreement dated as of June 29, 2004, between us, the Bank, the Sponsor and the Trustees (the “Trust Agreement”).

i

IMPORTANT INFORMATION

We may terminate the Consent Solicitation for any reason or may extend the Consent Solicitation for a specified period or on a daily basis, regardless of whether the relevant Requisite Consents have been obtained, prior to the Expiration Time.

Only Holders or their duly designated proxies may execute and deliver Consents.  As of the date of this Merger Proposal Memorandum, the nominee of the Clearing Systems is the sole Holder of the Securities. The Clearing Systems will authorize Direct Participants who held a position as at the record date to deliver Consents. For the purposes of the Consent Solicitation, unless the context otherwise requires, references in this Merger Proposal Memorandum to a Holder includes each person who is shown in the records of the Clearing Systems as a Direct Participant.  Any beneficial owner of Securities who wishes to deliver a Consent with respect to such Securities but who is not a Holder (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder to execute and deliver a Consent on behalf of such beneficial owner.  Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish their own earlier deadline for participation in the Consent Solicitation.  Accordingly beneficial owners wishing to participate in the Consent Solicitation should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine by when such owner must take action in order to participate in the Consent Solicitation.

This Merger Proposal Memorandum is being provided to Holders of the Securities in connection with their consideration of the matters set forth herein.  Each Holder delivering a Consent thereby will represent and warrant that it (i) has full power and authority to deliver such Consent; (ii) has not relied on the Information and Tabulation Agent, the Trustees or any person affiliated with any of the Information and Tabulation Agent or the Trustees in connection with its investigation of the accuracy of the information contained in this Merger Proposal Memorandum; (iii) acknowledges that the information contained in this Merger Proposal Memorandum has not been independently verified by the Information and Tabulation Agent or the Trustees and has been provided by us and other sources that we deem reliable; and (iv) makes the representations and acknowledgements described under “The Consent Solicitation—Terms of the Consent Solicitation—Representations and Acknowledgements of the Holders of the Securities” herein.  Use of this Merger Proposal Memorandum for any other purpose is not authorized.

This Merger Proposal Memorandum describes the Proposed Amendment, the Merger, the Merger Agreement and the procedures for delivering and revoking, if applicable, Consents.  Please read it carefully.

By delivering a Consent pursuant to any of the procedures described under “Consent Procedures” herein, a Holder shall (i) acknowledge receipt of this Merger Proposal Memorandum; (ii) instruct the Trustees, the Sponsor, the Bank and us to take all necessary actions to make the Proposed Amendment effective if the Requisite Consents are received; (iii) understand that Consents delivered pursuant to any of the procedures described under “Consent Procedures” herein will constitute a binding agreement between such Holder and us upon the terms and subject to the conditions of this Merger Proposal Memorandum; and (iv) agree to take any such further actions we may deem necessary for the implementation of the Proposed Amendment; provided that such other actions may not have a material adverse effect on the interests of the Holders.

This Merger Proposal Memorandum does not constitute a solicitation of a Consent in any jurisdiction or to any person to whom it is unlawful to make such solicitation.  The distribution of this Merger Proposal Memorandum and the solicitation of consents may be restricted by law in certain jurisdictions.  We, the Bank, the Sponsor, the Information and Tabulation Agent and the Trustees make no representation that this Merger Proposal Memorandum may be lawfully distributed, or that any consents may be lawfully solicited, in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any distribution or solicitation.  In particular, no action has been taken by us, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees that would permit a solicitation of consents in any jurisdiction where action for that purpose is required.  Accordingly, no consents may be solicited, directly or indirectly, and this Merger Proposal Memorandum may not be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose possession this Merger Proposal Memorandum comes are required by us, the Bank, the Sponsor, the Information and Tabulation Agent and the Trustees to inform themselves about and to observe any such restrictions.

ii

You may not copy or distribute this Merger Proposal Memorandum in whole or in part to anyone without our prior consent.  Distribution of this Merger Proposal Memorandum to any person other than the Holder and any person retained to advise such Holder with respect to its participation in the Consent Solicitation is unauthorized, and any disclosure of any of its contents, without our prior written consent, is prohibited.  Each prospective participant in the Consent Solicitation, by accepting delivery of this Merger Proposal Memorandum, agrees to the foregoing and to make no copies or reproductions of this Merger Proposal Memorandum or any documents referred to in this Merger Proposal Memorandum in whole or in part (other than publicly available documents).

iii

EXPECTED CONSENT SOLICITATION TIMETABLE

The following summarizes the anticipated timetable for the Consent Solicitation.  Holders of the Securities should take note of the dates and times set forth in the timetable below in connection with the Consent Solicitation.  This is an indicative timetable showing one possible outcome for the timing of the Consent Solicitation based on the dates printed in this Merger Proposal Memorandum and assuming that the Expiration Time is not extended.  This timetable is subject to change and dates and times may be extended, amended or terminated by the Trust in accordance with the terms of the Consent Solicitations, as described in this Merger Proposal Memorandum.  Accordingly, the actual timetable may differ significantly from the timetable below.  This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Merger Proposal Memorandum and may be changed by us in accordance with the terms and conditions of the Consent Solicitation.

Date	Calendar Date and Time	Event
Launch Date	1 June 2017.	Launch of the Consent Solicitation.
Record Date	5:00 p.m., Central European Summer Time, on 31 May 2017.	The Record Date for purposes of the Consent Solicitation.
Expiration Time	Unless extended by us in our sole discretion, 5:00 p.m., Central European Summer Time, on 26 June 2017.	The deadline for Consents to be received by the Information and Tabulation Agent.
Consent Date		The date on which the Requisite Consents are received.
Execution Date	On or as soon as practical after the Consent Date.
Assuming that the Requisite Consents have been received by the Expiration Time, the date on which we and the Trustees, the Sponsor and the Bank execute the proposed amendment agreement affecting the Proposed Amendment (the “Proposed Amendment Agreement”).

Result Announcement Date	Expected promptly after the Consent Date.	The date on which the results of the Consent Solicitation will be announced.
Effective Date of Proposed Amendment	Expected promptly after the Consent Date.	The date on which the Trust Agreement will be amended in accordance with the Proposed Amendment Agreement if the Conditions to the Effectiveness of the Proposed Amendment have been satisfied.
Merger Date	Promptly after the Effective Date of Proposed Amendment.	The date on which the Merger will be completed if the Proposed Amendment has become effective, subject to certain other conditions described below.
Distribution Date	Promptly after the Merger Date.	The date on which the Consideration (as defined below) will be distributed to Holders if the Merger has been completed.

We will make (or cause to be made) all announcements regarding the Consent Solicitation by press release issued in accordance with applicable law.

1

SUMMARY

This Merger Proposal Memorandum contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation.  The following summary is provided solely for the convenience of the Holders.  This summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Merger Proposal Memorandum.  Capitalized terms not otherwise defined in this summary have the meanings assigned to them elsewhere in this Merger Proposal Memorandum.

Consent Solicitation
We are soliciting Consents from the Holders of the Securities with respect to the Proposed Amendment.  By delivering a Consent at or prior to the Expiration Time and not revoking, if applicable, such Consent prior to the Consent Date, each Holder agrees to the Proposed Amendment and instructs the Trustees, the Sponsor, the Bank and us to take all necessary actions to make the Proposed Amendment effective.

Proposed Amendment	If you give us your consent in response to the Consent Solicitation you are consenting to authorize us to:

1.	enter into the Proposed Amendment Agreement with the Trustees, the Sponsor and the Bank by which the terms of the Trust Agreement will be amended in accordance with the Proposed Amendment Agreement; and

2.
take any such further actions that we may deem necessary or advisable for the implementation of the Proposed Amendment; provided that such other actions may not have a material adverse effect on the interests of the Holders.

Holders
We are soliciting a Consent from each person in whose name the Securities are registered as of the Record Date, or their duly designated proxies.  For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include each person who is shown in the records of the Clearing Systems as a holder of the Securities as of the Record Date.

Consent Fee	No Consent Fee will be paid in respect of any Consents.

Conditions to the Effectiveness of the Proposed Amendment	The Proposed Amendment is subject to the following conditions (the “Conditions to Effectiveness”):

(a)	the Requisite Consents having been received;

(b)	the execution of the Proposed Amendment Agreement;

(c)	the Property Trustee and Delaware Trustee must receive an officers’ certificate from each of the Trust and the Sponsor to the effect that the Proposed Amendment is permitted under the Trust Agreement;

(d)	the Trustees must receive an opinion of counsel to their satisfaction;

(e)
the amendment must not cause the Trust to cease to be classified as a grantor trust, cause the Sponsor to become taxable as a corporation, reduce or adversely affect the powers of the Property Trustee or cause the Trust or the Sponsor to be required to register under the U.S. Investment Company Act of 1940; and

2

(f)
the absence of any law or regulation that would, and the absence of any injunction, action or other proceeding (pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Proposed Amendment or the Transactions (as defined below) or question the legality or validity thereof.

Requisite Consents
The valid Consents from Holders of at least a simple majority in liquidation amount of the Securities at the time outstanding.  As of the date of this Memorandum, the liquidation amount is the same as the notional amount.

Record Date	5:00 p.m., Central European Summer Time, on 31 May 2017

Consent Date
The date on which the Requisite Consents are received is referred to as the “Consent Date.”  Consents will be irrevocable, except under limited circumstances, as described in “The Consent Solicitation— Terms of the Consent Solicitation.”

Execution Date
Assuming that the Requisite Consents have been received, the date on which we, the Bank, the Sponsor and the Trustees will execute the Proposed Amendment Agreement.  The Execution Date will be on or as soon as practicable after the Consent Date.

No Revocation of Consents
Consents once given may not be revoked, except in limited circumstances where we make a material change (adverse to the interests of Holders) to, or waive a material condition of, the Consent Solicitation, or otherwise are required to do so by law, in each case as determined by us in our sole discretion.  Such revocation will be permitted for a period of time that we believe, in our sole discretion, adequate to give Holders an adequate amount of time to consider such changes and determine whether to deliver or revoke their Consents.  See “The Consent Solicitation—Terms of the Consent Solicitation.”

Expiration Time	The Expiration Time for the Consent Solicitation is 5:00 p.m., Central European Summer Time, on 26 June 2017, as such time may be extended by us in our sole discretion.

Effect on Non-Consenting Holders
If the Proposed Amendment becomes effective, a Holder that did not deliver (or that revoked, if applicable) its Consent and future Holders will nevertheless be bound by the Proposed Amendment (and proposed Merger, if completed) pursuant to the Trust Agreement.

Waiver; Amendment; Termination
We reserve the right to waive or modify any term of, or terminate, the Consent Solicitation at any time and in our sole discretion; provided that we cannot modify the Conditions to Effectiveness referred to above.

The Merger	The Merger of a statutory trust created under the laws of the State of Delaware with and into the Trust. See “The Proposed Transactions—The Merger.”

3

The Distribution
Per each €1,000 liquidation amount of Securities (x) a cash payment of at least €150 and (y) IKB Subordinated Notes (as defined below) with a principal amount of at least €400.  See “The Proposed Transactions—The Merger.”

U.S. Federal Income Tax Consequences
For a discussion of the U.S. federal tax considerations of the Consent Solicitation see “Tax Consequences—U.S. Federal Income Tax Consequences.”  Each Holder should seek advice from an independent tax advisor based on its particular circumstances.

Other Jurisdictions Tax Consequences
For a discussion of tax considerations of non-U.S. jurisdictions of the Consent Solicitation see “Tax Consequences —Other Jurisdictions.”  Each Holder should seek advice from an independent tax advisor based on its particular circumstances.

Information and Tabulation Agent	Lucid Issuer Services Limited.

Additional Documentation; Further Information; Assistance
Any questions regarding the terms of the Consent Solicitation should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Merger Proposal Memorandum.  If you have any questions about how to deliver a Consent in the Consent Solicitation, you should contact the Information and Tabulation Agent.  Requests for additional copies of this Merger Proposal Memorandum or any other related documents may also be directed to the Information and Tabulation Agent.

4

RISK FACTORS

Responsibility for Assessing the Merits of the Consent Solicitation.

Each Holder is responsible for assessing the merits of the Proposed Amendment, the Merger and the Distribution (together, the “Transactions”).  None of the Trust, the Bank, the Sponsor, the Information and Tabulation Agent, the Trustees, nor any director, officer, employee, agent or affiliate of them, if applicable, has made or will make any assessment of the merits of the Transactions or of the impact of the Transaction on the interests of the Holders either as a class or as individuals.

Holders are responsible for complying with the procedures of the Consent Solicitation.

Holders are responsible for complying with all of the procedures for submitting a Consent.  None of the Trust, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees, assumes any responsibility for informing Holders of irregularities with respect to a Consent or the Holder’s participation in the Consent Solicitation.

Consents will be irrevocable except in certain limited circumstances.

Consents and directions for the Trustees to consent to the Proposed Amendment will be irrevocable, in each case except in the limited circumstances described in “Consent Procedures.”

The Transactions may or may not be completed or may be terminated or amended.

Until the Requisite Consents are received and the other conditions to the effectiveness of the Proposed Amendment and the Merger have been fulfilled, no assurance can be given that the Transactions will be completed.  In addition, subject to applicable law and as provided in this Merger Proposal Memorandum, the Trust may extend, re-open, amend and/or terminate the Consent Solicitation either before or after such announcement.

The Consent Solicitation, the Merger and the Distribution may be challenged by investors.

Certain investors or others could attempt to challenge the Transaction, e.g. by initiating the filing for an (interim) injunction or claim for damages.  In such event the completion of the Transactions may be delayed or may not occur at all.

No recommendation has been made as to whether Holders should Consent.

Holders should independently analyze the value of their respective Securities and make an independent assessment of the terms of the Consent Solicitation.  None of Trust, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees has expressed any opinion as to whether the terms of the Transactions are fair.  None of the Trust, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees makes any recommendation that Holders should Consent or refrain from doing so, and none of them has authorized anyone to make any such recommendation.

Tax consequences of the Proposed Amendment, the Merger or the Distribution  may be unfavorable to certain Holders.

There may be taxation advantages or disadvantages for Holders in delivering a Consent or the consummation of the Transactions.  Each Holder is urged to consult its own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to it or to the Transactions.  Further, the Merger may result in adverse tax consequences for Holders, irrespective of whether or not they deliver a Consent.

This Merger Proposal Memorandum is not a prospectus within the meaning of the Prospectus Directive or any other regulation.

This Merger Proposal Memorandum is not a prospectus for the purposes of the Prospectus Directive.  This Merger Proposal Memorandum has not been reviewed by any state securities commission or regulatory authority in the United States, Belgium, France, Germany, Italy, the Netherlands or the United Kingdom or in any other member state of the European Economic Area, nor has the SEC or any such commission or authority passed upon the accuracy or adequacy of this Merger Proposal Memorandum.

5

Any representation to the contrary is unlawful and may be a criminal offence.

Holders are responsible for consulting with their advisers.

Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax, accounting, legal or other consequences of the Transactions.

6

THE PROPOSED TRANSACTION

Transaction Rationale

The rationale for the Transactions is to improve the quality and the efficiency of the Bank’s capital base.

The Trust is offering Holders an opportunity to exit their investment in the Securities.  The Securities have no maturity date and no dividend step-up or other similar economic incentive for redemption.  The Sponsor currently intends not to make use of its optional redemption right with respect to the Class B Preferred Securities.  Consequently, it is currently not anticipated that the Securities will be redeemed.  Any future redemption decisions will be made on an economic basis and with regard to prevailing market conditions and regulatory capital requirements.  Any such redemptions would also remain subject to prior regulatory approval at the relevant time.  Capital payments in respect of the Securities have been deferred on a non-cumulative basis since 2008.  Pursuant to the terms of the Securities, if the Proposed Amendment is not adopted and does not become effective, future capital payments in respect of the Securities will be dependent on, among other things, future balance sheet profits (Bilanzgewinn) experienced by, and the regulatory capital adequacy, of the Bank.  The terms of a debtor warrant (Besserungsschein) and the impairment loss reversal rights of hybrid investors are likely to result in the Bank not reporting any, or only minimal, balance sheet profits for several financial years to come.

The Merger

The Bank established a statutory trust created under the laws of the State of Delaware, IKB Funding Trust Merger II (the “Merger Trust”).  Subsequent to the establishment of the Merger Trust, in exchange for the sole beneficial interest in the Merger Trust, the Bank contributed the Consideration (as defined below) to the Merger Trust.  If the Proposed Amendment Agreement is executed, it is intended that the Merger Trust and the Trust, subject to certain conditions described below, will enter into an agreement of merger pursuant to which Merger Trust will merge with and into the Trust, with the Trust being the surviving entity (the “Merger”).

Under the terms of the merger agreement (the “Merger Agreement”):

(i) the cash and securities of the Merger Trust will be distributed to the Holders, so that each holder of the Securities receives consideration per each €1,000 liquidation amount of Securities it held prior to the merger consisting of (x) a cash payment of at least €150 and (y) IKB Subordinated Notes (as defined below) with a principal amount of at least €400, (the “Distribution”) whereupon the Securities will be cancelled and the Holders’ beneficial interests in the Trust will be deemed void and of no further effect;

(ii) the existing common security held by the Bank in the Trust (the “Trust Common Security”) will remain outstanding following the merger;

(iii) a new class of trust preferred securities (the “Merger TPS”) having the identical terms as the Securities will be issued by the Trust to the Bank; and

(iv) the Bank’s beneficial interest in Merger Trust will be deemed void and of no further effect.

Upon the settlement date of the Merger, the Bank will hold the Trust Common Security and one hundred percent of the Merger TPS, and the Holders of Securities will have received the Consideration and the Securities will be cancelled and void.

In addition to the effectiveness of the Proposed Amendment, the Merger is subject to and conditioned on the final approval by the Trustees and confirmation that all applicable conditions precedent have been met.

Conditions to the Consummation of the Merger

The effectiveness of the Merger is subject to and conditioned on the following:

(i)	effectiveness of the Proposed Amendment Agreement;

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(ii)	delivery of a fairness opinion of the financial advisor to the Sponsor in respect of the Merger to the Trustees to their satisfaction; and

(iii)	execution of the Merger transaction documents.

The Consideration

The total consideration paid by the Bank in exchange for the sole beneficial interest in the Merger Trust shall be a  cash amount of at least €60,000,000 and a new subordinated debt security of the Bank (the “IKB Subordinated Notes”) issued under its debt issuance program dated as of 25 August 2016, as supplemented most recently by Supplement No. 2 dated as of 7 April 2017 with an aggregate principal amount of at least €160,000,000 and an interest rate of 4.5% (payable annually), a maturity date of 23 July 2022 and German law as the governing law (the “Consideration”).  The base prospectus, supplements and final terms can be accessed at www.ikb.de, subject to distribution and access restrictions.

The Proposed Amendment

The Trust desires to acquire all of the assets, and to assume all of the liabilities and obligations, of Merger Trust by means of a merger of Merger Trust with and into the Trust; and Sponsor and Trust desire to modify the  Trust Agreement to permit Trust to enter into the Merger.  Thus, the Trust is soliciting Consents of the Holders to the following modifications to the Trust Agreement:

1.	Modification to Section 1.01. Definitions of Trust Agreement

Added Term

“Specified Merger” means the proposed merger between the Trust and the Merger Trust pursuant to the Merger Agreement attached as Annex I to Amendment No. 1 to the Trust Agreement.

2.	Modification to Section 2.15. Mergers.(b)

Original Term

(b) The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

(i) if the Trust is not the survivor, such successor entity (the “Successor Entity”) either:

(A) expressly assumes all of the obligations of the Trust to the Holders of the Trust Securities; or

(B) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank with respect to Capital Payments, distributions and rights upon liquidation, redemption or otherwise;

(ii) the Company expressly acknowledges a trustee of such Successor Entity possessing the same powers and duties as the Property Trustee as the holder of the Class B Preferred Securities;

(iii) if applicable, the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted and are made eligible for clearing and settlement through any clearing agency through which the Trust Preferred Securities are cleared and settled;

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(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including the Successor Securities) to be downgraded by any statistical rating organization nationally recognized in the United States;

(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect;

(vi) such Successor Entity has purposes substantially identical to that of the Trust;

(vii) the obligation of the Bank pursuant to the Support Undertaking shall continue in full force and effect; and

(viii) prior to such merger, consolidation, amalgamation or replacement, the Bank has received an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that:

(A)          such merger, consolidation, amalgamation or replacement shall not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including the Successor Securities) in any material respect;

(B)          following such merger, consolidation, amalgamation or replacement, neither the Trust nor such Successor Entity shall be required to register under the 1940 Act;

(C) following such merger, consolidation, amalgamation or replacement, the Trust (or such Successor Entity) shall be classified as a grantor trust for U.S. federal income tax purposes; and

(D) following such merger, consolidation, amalgamation or replacement, the Company shall not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Amended Term

(b) Notwithstanding any provision to the contrary herein or in the Trust Securities, the Class B Preferred Securities or any other document applicable to the Trust, the Trust may enter into the Specified Merger with the consent of its Regular Trustees as provided for in this section 2.15(b).  Such Regular Trustees’ consent shall be sufficient if the Regular Trustees consent by vote of a majority of the Regular Trustees present at a meeting of the Regular Trustees (whether in person or by telephone) and eligible to vote with respect to such consent, provided that a Quorum is present at such meeting, or without a meeting by the unanimous written consent of all Regular Trustees eligible to vote with respect to such consent.  Any Regular Trustee that is an employee or officer of, or is affiliated with, the Bank or one of its affiliates, will not be eligible to vote or consent to a Specified Merger.  No consent or approval of the Property Trustee, the Delaware Trustee, any Trust Security Holder, any Class B Preferred Security Holder or any other person shall be or is required to approve the Specified Merger.

Financial Statements

The financial statements of the Trust may be accessed at http://www.ikb-funding-2.com/.

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THE CONSENT SOLICITATION

General

We are soliciting Consents from the Holders of the Securities with respect to the Proposed Amendment, upon the terms and subject to the conditions set forth in this Merger Proposal Memorandum.  Promptly after the Expiration Time, we will publicly announce the results of the Consent Solicitation.  If we receive the Requisite Consents at or prior to the Expiration Time, we, the Bank, the Sponsor and the Trustees will execute, at any time following the receipt of the Requisite Consents, the Proposed Amendment Agreement, as described under “The Proposed Transactions—The Proposed Amendment” (the date of such execution, the “Execution Date”).  The Proposed Amendment Agreement will become effective upon receipt of the Requisite Consents and execution of the Proposed Amendment Agreement and the other conditions precedent listed herein.  Upon the Proposed Amendment Agreement becoming effective, all Holders will be bound thereby, including any Holder that did not deliver (or that revoked, if applicable) its Consent.

This Merger Proposal Memorandum is being provided to Holders of the Securities in connection with their consideration of the matters set forth herein.  Each Holder delivering a Consent thereby will represent and warrant that it (i) has full power and authority to deliver such Consent; (ii) has not relied on the Information and Tabulation Agent, the Trustees or any person affiliated with either of the Information and Tabulation Agent or Trustees in connection with its investigation of the accuracy of the information contained in this Merger Proposal Memorandum; (iii) acknowledges that the information contained in this Merger Proposal Memorandum has not been independently verified by the Information and Tabulation Agent or Trustees and has been provided by us and other sources that we deem reliable; and (iv) makes the representations and acknowledgements described under “—Terms of the Consent Solicitation—Representations and Acknowledgements of the Holders of the Securities” herein.  Use of this Merger Proposal Memorandum for any other purpose is not authorized.

This Merger Proposal Memorandum describes the Proposed Amendment and the procedures for delivering and revoking (if applicable) Consents.  Please read it carefully.

By delivering a Consent pursuant to any of the procedures described under “Consent Procedures” herein a Holder shall (i) acknowledge receipt of this Merger Proposal Memorandum; (ii) instruct the Trustees and us to take all necessary actions to make the Proposed Amendment effective if the Requisite Consents are received; (iii) understand that Consents delivered pursuant to any of the procedures described under “Consent Procedures” herein will constitute a binding agreement between such Holder and us upon the terms and subject to the conditions of this Merger Proposal Memorandum; and (iv) agree to take such further actions we may deem necessary for the implementation of the Proposed Amendment; provided that such other actions may not have a material adverse effect on the interests of the Holders.

All authority conferred or agreed to be conferred by a Holder delivering a Consent shall survive the death or incapacity of such Holder, and every obligation of such Holder incurred in connection with its delivery of a Consent shall be binding upon such Holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.  Upon delivery of a Consent by a Holder in accordance with the terms and conditions set forth herein, such Holder will have consented to all (and not only some) of the proposals set forth under “The Proposed Transactions—The Proposed Amendment.”

Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Securities to confirm whether such intermediary would require to receive instructions to Consent to, or withdraw their instruction to Consent to (in the limited circumstances in which withdrawal is permitted), the Proposed Amendment before the deadlines specified above.  The deadlines set by each Clearing System for the submission of Consents may be earlier than the relevant deadlines above.  Holders are advised to check the exact deadline of the relevant Clearing System.  Please see “Consent Procedures.”

Terms of the Consent Solicitation

The Trust Agreement may be amended with the Requisite Consents of the Holders.  The Requisite Consents are Consents received from Holders of at least a majority in liquidation amount of the Securities affected by such amendment at the time outstanding.

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The valid completion, execution and delivery of a Consent in the manner described in “Consent Procedures” by a Holder at or prior to the Expiration Time will constitute Consent by such Holder to the Proposed Amendment, subject to any valid revocation (if applicable) of such Holder’s Consent.

If we make a material change (adverse to the interests of Holders) in the terms of the Consent Solicitation, or if we waive a material condition of this Merger Proposal Memorandum, we will (i) notify the Information and Tabulation Agent of that material change or waiver of a material condition and any related extension of the Expiration Time by oral or written notice; (ii) make a public announcement thereof as described below; and (iii) extend the Consent Solicitation to the extent, if any, we deem appropriate in our sole discretion or otherwise to the extent required by law.  If this Merger Proposal Memorandum is amended prior to the Expiration Time in a manner determined by us, in our sole discretion, to be materially adverse to the Holders of the Securities, we will promptly disclose such amendment as described below and, to the extent, if any, we deem appropriate in our sole discretion or otherwise to the extent required by law, extend the Expiration Time and permit revocations of Consents for a period deemed by us to be adequate to permit Holders to consider such changes and determine whether to deliver or revoke their Consents or take no further action.  If we extend, terminate or amend this Merger Proposal Memorandum, we expect to announce publicly such extension, termination or amendment, including, if applicable, the new Expiration Time and/or any revocation rights, if applicable.  Failure of any Holder to be so notified will not affect the extension, termination or amendment of this Merger Proposal Memorandum.  Any amendment applicable to this Merger Proposal Memorandum will apply to all Consents delivered pursuant to this Merger Proposal Memorandum.

Consents once given may not be revoked, except under the limited circumstances described above.

Representations and Acknowledgements of the Holders of the Securities

By giving Consent pursuant to this Merger Proposal Memorandum, each Holder thereby will make the following representations and acknowledgements:

1.          Such Holder is not a person to whom it is unlawful to submit the Consent Solicitation under applicable laws and it has not distributed or forwarded this Merger Proposal Memorandum or any other documents or materials relating to the Consent Solicitation to any such person and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Consent) complied with all laws and regulations applicable to it for the purposes of giving its Consent in response to the Consent Solicitation.

2.          Such Holder has such knowledge, sophistication and expertise in financial and business matters as are necessary in order to evaluate the merits and risks of, and protect its own interest in connection with, its investment in the Securities and its giving its Consent in response to the Consent Solicitation.

3.          Such Holder has sought such accounting, legal, tax or other advice as it has considered necessary to make an informed investment decision with respect to its giving Consent. No information has been provided to it by the Information and Tabulation Agent with regard to the tax consequences to Holders or beneficial owners of the relevant Securities arising from the Consent and the Merger, and each Holder acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Consent and the Transactions and agrees that it will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against us, the Information and Tabulation Agent or the Trustees in respect of such taxes and payments.

4.          Such Holder acknowledges receipt of this Merger Proposal Memorandum and confirms that it has sufficient information about us to reach an informed and knowledgeable decision to give Consent.  Such Holder acknowledges that none of us, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees has given it any information with respect to the Consent Solicitation save as expressly set out in this Merger Proposal Memorandum (including any announcements and notices referred to herein) or any other document provided by us in connection with the Consent Solicitation nor has any of them made any recommendation to it as to whether it should provide its Consent.  Such Holder has conducted its own independent review and analysis of our business, finances and operations and acknowledges that such Holder has been provided access to our personnel, properties, premises and records for such purpose.  Such Holder and its advisors, if any, have been furnished with all materials relating to our business, finances and operations and materials relating to the Consent Solicitation that have been requested by such Holder.

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Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of us. Such Holder further represents that, in executing and delivering the Consent, it has made an independent investment decision in consultation with its own agents and professionals.

5.          Such Holder understands and acknowledges terms, conditions, risk factors and other considerations set out in this Merger Proposal Memorandum and, in particular, acknowledges that (i) giving Consent involves a high degree of risk; (ii) such Holder will be required to bear the financial and any other risks of the Proposed Amendment for an indefinite period of time; and (iii) prior to giving Consent, such Holder has concluded that it is able to bear those risks for an indefinite period.

6.          Such Holder understands that Consents delivered pursuant to any of the procedures described under “Consent Procedures” herein constitute a binding agreement between such Holder and us upon the terms and subject to the conditions of this Merger Proposal Memorandum and such Holder agrees to take any such further actions we may deem necessary for the implementation of the Proposed Amendment; provided that such other actions may not have a material adverse effect on the interests of the Holders.

7.          Such Holder was, at the Record Date, the sole owner of the relevant Securities for which it gives Consent, and such Securities are free and clear from any third-party rights or claims and all authority conferred or agreed to be conferred pursuant to its Consent, its acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity, to the extent legally permissible.

8.          Such Holder is eligible to receive the Consideration without restriction.

9.          Such Holder acknowledges that we, the Bank, the Sponsor, the Information and Tabulation Agent and the Trustees are relying on these representations and acknowledgements in this “—Terms of the Consent Solicitation—Representations and Acknowledgements of the Holders of the Securities” section in accepting such Holder’s Consent, and would not accept such Holder’s Consent in the absence of such representations and acknowledgements.

10.          Such Holder expressly releases us, the Bank, the Sponsor, the Information and Tabulation Agent and the Trustees from any and all liabilities arising from the failure by any of us, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees to disclose any information concerning us, the Securities, the Proposed Amendment or the Transactions, to such Holder, and such Holder agrees to make no claim against us, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees in respect thereof.

If the relevant Holder is unable to give the representations and warranties described above, such Holder should contact the Information and Tabulation Agent.

Conditions to the Effectiveness of the Proposed Amendment

The Proposed Amendment is subject to the following conditions:

(a)	the Requisite Consents having been received;

(b)	the execution of the Proposed Amendment Agreement;

(c)	the Property Trustee and Delaware Trustee must receive an officers’ certificate from each of the Trust and the Sponsor to the effect that the Proposed Amendment is permitted under the Trust Agreement;

(d)	the Trustees must receive an opinion of counsel to their satisfaction;

(e)
the Proposed Amendment must not cause the Trust to cease to be classified as a grantor trust, cause the Sponsor to become taxable as a corporation, reduce or adversely affect the powers of the Property Trustee or cause the Trust or the Sponsor to be required to register under the U.S. Investment Company Act of 1940; and

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(f)
the absence of any law or regulation that would, and the absence of any injunction, action or other proceeding (pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Proposed Amendment or the Transactions or question the legality or validity thereof.

Consent Date

The Consent Date is the date on which the Requisite Consents are received.

Consent Fee

No consent fee will be paid in respect of any Consents.

Expiration Time; Extension; Termination; and Amendment

The Consent Solicitation will expire at the Expiration Time.  Consents with respect to the Proposed Amendment may not be revoked by Holders, except under the limited circumstances described in “The Consent Solicitation—Terms of the Consent Solicitation.”  See “—No Revocation of Consents.”

We reserve the right for any reason, in our sole discretion, to extend the Expiration Time at any time and from time to time, by giving oral or written notice to the Information and Tabulation Agent.  Notice of any extension will be made by press release or other public announcement.  Failure of any Holder or beneficial owner of the Securities to be so notified will not affect the extension of the Consent Solicitation.

We reserve the right for any reason, in our sole discretion, to terminate or amend the Consent Solicitation at any time prior to the Expiration Time by giving oral or written notice thereof to the Information and Tabulation Agent.  Notice of any termination or amendment of the Consent Solicitation by us will be made by press release or other public announcement.  If we elect to terminate the Consent Solicitation, any Consents previously delivered will be of no further force or effect.  Failure of any Holder or beneficial owner of the Securities to be so notified will not affect the termination or amendment of the Consent Solicitation.

No Recommendation

None of the Information and Tabulation Agent, the Trustees nor any of their respective directors, employees, affiliates, agents or representatives, if applicable, makes any recommendation as to whether Holders should deliver Consents to the Proposed Amendment pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation.  Each Holder must make their own decision as to whether to give a Consent.

Record Date

We have fixed 5:00 p.m., Central European Summer Time, on 31 May 2017 as the Record Date for the Consent Solicitation.

Notices

Unless stated otherwise, announcements in connection with the Consent Solicitation will be made through a press release to be disseminated through the newswire services and posted on the Euronext information system.  Such announcements may also be made by the delivery of notices to the Clearing Systems for communication to Direct Participants.  Copies of all such announcements, press releases and notices can also be obtained from the Information and Tabulation Agent, the contact details for which are on the last page of this Merger Proposal Memorandum.  Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information and Tabulation Agent for the relevant announcements during the course of the Consent Solicitation.  In addition, Holders may contact the Information and Tabulation Agent for information using the contact details on the last page of this Merger Proposal Memorandum.

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CONSENT PROCEDURES

The Consent Solicitations are being made to all persons in whose name the Securities are registered as of the Record Date and their duly appointed proxies.  Only Holders or their duly designated proxies may deliver a Consent.  For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include accountholders of Securities with the Clearing Systems as of the Record Date.

Consents should be delivered to the Information and Tabulation Agent.  Delivery to us, the Bank, the Sponsor, the Trustees or the Clearing Systems does not constitute delivery to the Information and Tabulation Agent.  However, we reserve the right to accept any Consent received by us, the Bank, the Sponsor, the Trustees or the Clearing Systems.

Holders should not tender or deliver their Securities at any time.

All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding.  We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful.  We also reserve the right to waive any defects or irregularities in connection with deliveries of particular Consents.  Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine.  None of the Trust, the Bank, the Sponsor, the Information and Tabulation Agent, the Trustees, nor any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.  Our interpretation of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Securities Held Through Euroclear and Clearstream

In order to Consent with respect to Securities held by a Direct Participant in Euroclear or Clearstream, such Direct Participant must deliver through the relevant clearing system, in accordance with the procedures and requirements of such clearing system, a consent that is received by the Information and Tabulation Agent by the Expiration Time.  The receipt of such electronic instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System.  By submitting an electronic instruction to Euroclear or Clearstream, the Direct Participant will be deemed to have consented to Euroclear or Clearstream providing details concerning such Direct Participant’s identity to the Information and Tabulation Agent, including the account name and account number of such Direct Participant.

Beneficial owners of Securities who are not Direct Participants in Euroclear or Clearstream, as applicable, must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in Euroclear or Clearstream, as applicable, through which they hold the relevant Securities to deliver a Consent to the relevant Clearing System prior to the deadlines specified by the relevant Clearing System. The beneficial owners of Securities that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee or custodian should contact such entity sufficiently in advance of the Expiration Time if they wish to deliver Consent in accordance with the normal procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

By submitting a valid electronic instruction to Euroclear or Clearstream, the Holder, or a Direct Participant on behalf of the Holder, as relevant, will have agreed to be bound by the terms set forth in this Merger Proposal Memorandum and in such electronic instruction, and we may enforce such agreement against the Holder and/or its Direct Participant.

Holders should note that the deadlines set by Euroclear or Clearstream for the submission or withdrawal (if applicable) of an electronic instruction may be earlier than the relevant deadlines specified in this Merger Proposal Memorandum.  Accordingly, such Holders desiring to deliver Consents at or prior to the Expiration Time must allow sufficient time for the completion of the electronic instruction prior to such date.

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No Revocation of Consents

No Holder may revoke a Consent after it has been made, except under limited circumstances, as described in “The Consent Solicitation—Terms of the Consent Solicitation.”

Notwithstanding the foregoing, if the Consent Solicitation is amended prior to the Expiration Time in a manner determined by us to be materially adverse to the Holders, we will promptly disclose such amendment as described above and, to the extent we deem appropriate in our sole discretion, extend the Expiration Time and permit revocations of Consents for a period deemed by us to be adequate to permit Holders to consider the changes and determine whether to deliver or revoke their Consents or take no further action.

In the event we decide to permit revocation of Consents, we will announce procedures for doing so at that time.

All questions as to the form and validity (including time of receipt) of any delivery or revocation of a Consent will be determined by us, in our sole discretion, which determination shall be final and binding.  None of us, the Bank, the Sponsor, the Information and Tabulation Agent, the Trustees or any other person will be under any duty to give notification of any defects or irregularities in any delivery or revocation of a Consent or incur any liability for failure to identify any such defect or irregularity or to give any such notification.

Information and Tabulation Agent

Lucid Issuer Services Limited has been retained as Information and Tabulation Agent in connection with the Consent Solicitation.  In its capacity as Information and Tabulation Agent, Lucid Issuer Services Limited will distribute this Merger Proposal Memorandum and assist with the delivery of Consents.  In its capacity as Information and Tabulation Agent, Lucid Issuer Services Limited will be responsible for collecting Consents and certifying to us, the Bank, the Sponsor and the Trustees the aggregate principal amount of the Securities covered by Consents received (and not revoked, if applicable).  The Information and Tabulation Agent will receive customary fees for such services and reimbursement of certain of its reasonable out-of-pocket expenses.

Any questions or requests for assistance concerning the Consent Solicitation should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Merger Proposal Memorandum.  If you have any questions about how to deliver a Consent pursuant to the Consent Solicitation, you should contact the Information and Tabulation Agent.  Requests for additional copies of this Merger Proposal Memorandum or any other related documents may be directed to the Information and Tabulation Agent.

Fees and Expenses

The Bank will bear the costs of the Consent Solicitation. We will reimburse the Trustees for any expenses that the Trustee may incur in connection with the transactions as described in “The Proposed Transactions.”

Indemnification

Pursuant to the Tabulation Agent and Information Agent Agreement dated 16 May 2017 between the Bank and Lucid Issuer Services Limited, we are indemnifying Lucid Issuer Services Limited against certain liabilities in connection with their services to us in their capacity as Information and Tabulation Agent.

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TAX CONSEQUENCES

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations with respect to the Proposed Amendment and the Merger that may be relevant to holders of the Securities.

This discussion is limited to investors who hold the Securities as capital assets for U.S. federal income tax purposes.  In addition, this summary does not discuss any non-U.S., state or local tax consequences.  This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect.  There can be no assurance that the Internal Revenue Service (“IRS”) will not take a view contrary to those expressed herein, and no ruling from the IRS has been, or will be, sought on the issues discussed herein.  Consequently, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below.

This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances and does not deal with taxpayers subject to special treatment under U.S. federal income tax law (including, for example, banks, insurance companies, tax-exempt organizations, financial institutions, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax or the Medicare tax on net investment income, broker-dealers, persons that hold the debentures as part of a straddle, hedge, conversion transaction or other integrated investment, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax).

This summary of certain U.S. federal income tax consequences of the Proposed Amendment and the Merger is for general information only and is not intended or written to be legal or tax advice for any particular holder of the Securities.  Holders should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situation, as well as any consequences with respect to the Proposed Amendment or the Merger arising under the U.S. federal estate or gift tax laws or the laws of any U.S. state and local, non-U.S. or other taxing jurisdiction.

As used in this summary, a “U.S. Holder” means a beneficial owner of the Securities that is:  (i) an individual citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all of the substantial decisions of the trust or if a valid election has been made to treat the trust as a U.S. person. As used in this summary, “Non-U.S. Holder” means a beneficial owner of the Securities other than a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of the partnership and each partner generally will depend upon the status of the partner and the activities of the partnership.  A partnership or a partner in a partnership holding the Securities should consult its own tax advisors.

Effect of the Proposed Amendment

It is expected that, for U.S. federal income tax purposes, the Trust should be treated as a grantor trust and the Securities should represent undivided interests in the Trust assets.  Based on such characterization, if the Proposed Amendment become effective, the effectiveness of the Proposed Amendment, by itself, should not constitute a taxable event for U.S. Holders and Non-U.S. Holders.

Effect of the Merger for U.S. Holders

The exchange of the Securities for euro and IKB Subordinated Notes pursuant to the Merger will be a taxable exchange for U.S. Holders.  As a result, U.S. Holders will recognize gain or loss on such exchange equal to the difference between the amount realized on the exchange and the U.S. Holder’s adjusted basis in the Securities.
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The amount realized will be the U.S. dollar value of the sum of (i) the amount of euro received and (ii) the “issue price” of the IKB Subordinated Notes (as described below under “—Treatment of the IKB Subordinated Notes for U.S. Holders—Issue Price of the IKB Subordinated Notes”).  Generally, a U.S. Holder’s adjusted tax basis for the Securities will be equal to the U.S. dollar value of the cost of the Securities to such U.S. Holder.

A U.S. Holder that is a cash basis taxpayer will determine the U.S. dollar value of any foreign currency received in the exchange on the settlement date of the Merger.  If the Securities are traded on an established securities market under applicable U.S. Treasury regulations and the U.S. Holder is an accrual basis taxpayer, then, unless such U.S. Holder elects to determine the value of foreign currency received on the settlement date, such U.S. Holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the date on which it determines the U.S. dollar value of the euro received and the settlement date.  Such foreign currency exchange gain or loss generally will constitute U.S. source gain or loss.  The settlement date election by an accrual basis taxpayer must be consistently applied from year to year and can be changed only with the consent of the IRS.

Any gain or loss recognized on the exchange generally will be U.S. source capital gain or loss.  Any capital gain or loss will be long-term if the U.S. Holder’s holding period in the Securities exceeds one year at the time of the exchange.  Long-term capital gains of individuals and other non-corporate U.S. Holders generally are eligible for a reduced rate of taxation.  The deductibility of capital losses is subject to limitations.

Exchange of Foreign Currency for U.S. Holders

A U.S. Holder’s tax basis in any euro received in the exchange of the Securities pursuant to the Merger will be the U.S. dollar value of such euro at the spot rate on the settlement date of the exchange pursuant to the Merger.  Any gain or loss recognized by a U.S. Holder on a sale, exchange or other disposition of euro will be ordinary income or loss and generally will be U.S. source income or loss for U.S. foreign tax credit purposes.

Treatment of the IKB Subordinated Notes for U.S. Holders

Issue Price of the IKB Subordinated Notes

Under applicable U.S. Treasury regulations, property (including debt instruments) is treated as “publicly traded” or traded on an established market if a sales price or certain pricing information is available for the property within a specified period of time.  There is an exception from such rule for issues of debt instruments if the outstanding stated principal amount of the issue is less than the equivalent of $100 million in U.S. dollars.  It is expected that the IKB Subordinated Notes will not be publicly traded because of the exception, but based on the trading history of the Securities, the Securities are expected to be treated as traded on an established market.  Accordingly, the issue price of the IKB Subordinated Notes should equal the fair market value (measured in euro) of the Securities for which they are exchanged on the date of the exchange less the amount of euro received by the U.S. Holder in the exchange.

Payments of Stated Interest

Stated interest paid on an IKB Note will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes.  Interest received by a U.S. Holder will be treated as foreign source income.

A U.S. Holder who uses the cash method of accounting and who receives a payment of stated interest in euro (including a payment attributable to accrued but unpaid stated interest upon the sale, exchange or other disposition of an IKB Note) will be required to include in income the U.S. dollar value of the euro payment received (determined at the spot rate on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time.  A cash basis U.S. Holder will not realize foreign currency exchange gain or loss on the receipt of stated interest income but may recognize foreign currency gain or loss attributable to a disposition of the euro received.

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A U.S. Holder who uses the accrual method of account will, unless the election described below is made, accrue euro-denominated stated interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the taxable year.  Alternatively, an accrual method U.S. Holder may elect to translate stated interest income received in euro into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of such partial accrual period) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt.  A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.  A U.S. Holder that uses the accrual method and does not make the spot rate election described above will recognize foreign currency gain or loss with respect to accrued euro-denominated stated interest income on the date the interest payment (or proceeds from a sale, exchange or other taxable disposition attributable to accrued interest) is received.  The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the stated interest income that has accrued during the accrual period (as determined above), regardless of whether the payment is in fact converted to U.S. dollars.  Foreign currency gain or loss generally will be treated, for U.S. foreign tax credit purposes, as U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

Amortizable Bond Premium

In general, if a U.S. Holder purchases a debt instrument at a premium—that is, an amount in excess of the amount payable at maturity—the U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium” equal to the amount of such excess.  Based on the current trading prices of the Securities, it is expected that the IKB Subordinated Notes may be treated as issued with amortizable bond premium.  A U.S. Holder may elect to amortize such bond premium using a constant-yield method as an offset to interest income and not as a separate deduction item.  A U.S. Holder’s basis in the IKB Subordinated Notes will be reduced by the amount of the amortized bond premium.

A U.S. Holder who elects to amortize bond premium will compute such amortizable bond premium in euro and such amortizable bond premium will reduce interest income received in euro with respect to the IKB Subordinated Notes.  As bond premium is amortized, gain or loss attributable to changes in exchange rates between the time the U.S. Holder acquires the IKB Subordinated Notes and the time the amortized bond premium offsets interest income will be realized as ordinary income or loss.

Any such election to amortize bond premium will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS.  Bond premium on IKB Subordinated Notes held by a U.S. Holder that does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the IKB Subordinated Notes.

Disposition of an IKB Note

Upon the sale, exchange or other taxable disposition of an IKB Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, which is taxable as described above under “—Payments of stated interest”) and the U.S. Holder’s adjusted tax basis in the Note.

A U.S. Holder’s adjusted tax basis generally will be the U.S. dollar value of the Securities exchanged for the IKB Note, which generally will equal the fair market value (in euro) of the Securities that the U.S. Holder surrendered in the Merger reduced by the amount of euro received in the exchange, translated into U.S. dollars at the spot rate on the date of the exchange, reduced by any bond premium previously amortized.  The amount realized on the sale, exchange or other taxable disposition of an IKB Note for an amount of foreign currency generally will be the U.S. dollar value of such foreign currency based on the spot exchange rate on the settlement date for the disposition of the IKB Note; provided, however, that if the IKB Note is traded on an established securities market, a U.S. Holder that is an accrual basis taxpayer that does not elect to determine the U.S. dollar value of the foreign currency received on the settlement date will recognize foreign currency gain or loss (which is generally taxable as U.S. source ordinary income or loss)

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to the extent that the U.S. dollar value of the euro received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized, determined based on the spot rate on the trade date of the sale, exchange or other taxable disposition.

Subject to the foreign currency rules discussed below, any gain or loss realized by a U.S. Holder on the disposition of an IKB Note generally will be U.S. source capital gain or loss and will be treated as long-term capital gain or loss if the IKB Note has been held for more than one year at the time of the disposition of the IKB Note.  For certain non-corporate holders (including individuals), any such long-term capital gain is currently subject to U.S. federal income tax at preferential rates.  The deductibility of capital losses is subject to limitations.  Gain or loss realized upon the sale, exchange or other taxable disposition of an IKB Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense.  Gain or loss attributable to fluctuations in currency exchange rates generally will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price for the IKB Note (in euro and reduced by any bond premium previously amortized), determined on the date the Note is retired or disposed of and (ii) the U.S. dollar value of the U.S. Holder’s purchase price for the IKB Note (in euro and reduced by any bond premium previously amortized), determined on the date you acquired the IKB Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or other disposition of the IKB Note.  As noted above, generally, such foreign currency gain or loss will be U.S. source ordinary income or loss for U.S. foreign tax credit purposes.

Tax Return Disclosure Requirements for U.S. Holders

Certain U.S. Treasury regulations meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses in excess of a certain minimum amount (e.g., $50,000 in U.S. dollars in the case of an individual or trust), such as a sale, exchange or other taxable disposition of a foreign currency note or of foreign currency received in respect of a foreign currency note.  U.S. Holders should consult their own tax advisors to determine their tax return obligations, if any, with respect to the holding or disposition of euro or IKB Subordinated Notes received pursuant to the Merger, including any requirement to file IRS Form 8886 (Reportable Transaction Statement).

Effect of the Merger for Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the exchange of the Securities for euro and IKB Subordinated Notes pursuant to the Merger unless (i) any gain recognized is effectively connected with a trade or business conducted in the United States by the Non-U.S. Holder (and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder) in which case the gain will be subject to tax in the same manner as described above under “—Effect of the Merger for U.S. Holders”; or (ii) in the case of a Non-U.S. Holder who is an individual and holds the Securities as a capital asset, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met, in which case any gain (which may be reduced by U.S. source capital losses) will be subject to tax at a 30 percent rate (or at a lower rate under an applicable income tax treaty).

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on interest on the IKB Subordinated Notes or on any gain from the sale, exchange or other taxable disposition of euro or IKB Subordinated Notes received pursuant to the Merger because such income or gain will be foreign source for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

In general, holders may be subject to information reporting with respect to the exchange of the Securities for cash and IKB Subordinated Notes pursuant to the Merger.  Holders may be subject to backup withholding if (i) the holder is a non-corporate U.S. Holder and does not provide a correct taxpayer identification number and certain other information and certify that it is not subject to backup withholding or (ii) the holder does not otherwise establish an exemption.  U.S. Holders may satisfy the requirements under the backup withholding rules by providing a properly executed IRS Form W-9, and Non-U.S. Holders may establish their exemption by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E.

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Backup withholding is not an additional tax.  Any amount withheld under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the requisite information is timely furnished to the IRS.

Other Jurisdictions

In view of the number of different jurisdictions where tax laws may apply to a Holder, this Merger Proposal Memorandum does not discuss the tax consequences to Holders of the Transactions and receipt by a Holder of the Distribution.  Each Holder is urged to consult its own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to it or its receipt of the Distribution.  Each Holder is liable for its own taxes and has no recourse to the Trust, the Bank, the Sponsor, the Information and Tabulation Agent or the Trustees with respect to taxes arising in connection with the Consent Solicitation or the Transactions.

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ANNEX A:  TRUST AGREEMENT

Attached below.

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AMENDED AND RESTATED

TRUST AGREEMENT

OF

IKB FUNDING TRUST II

DATED AS OF June 29, 2004

TABLE OF CONTENTS

i

EXHIBIT A-1	—	Form of Temporary Global Trust Preferred Security Certificate

—	Schedule of Exchanges for Temporary Global Trust Preferred Securities Certificate of Authentication

EXHIBIT A-2	—	Form of Permanent Global Trust Preferred Security Certificate Certificate of Authentication

EXHIBIT B	—	Form of Trust Common Security Certificate Assignment Letter

AMENDED AND RESTATED
TRUST AGREEMENT
OF
IKB FUNDING TRUST II

AMENDED AND RESTATED TRUST AGREEMENT (the “Agreement”) dated and effective as of June 29, 2004 by the Trustees (as defined herein), the Bank (as defined herein), the Company (as defined herein) and the Holders (as defined herein), from time to time, of undivided beneficial interests in the Trust (as defined herein) to be issued pursuant to this Agreement;

WHEREAS, the Trustees and the Sponsor entered into a Declaration of Trust, dated as of June 7 (the “Initial Trust Agreement”), establishing IKB Funding Trust II (the “Trust”) as a statutory trust formed under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the “Delaware Statutory Trust Act”) pursuant to a certificate of trust filed with the Secretary of State of the State of Delaware on June 7 and the Initial Trust Agreement;

WHEREAS, the Trustees and the Sponsor wish to amend and restate in its entirety the Initial Trust Agreement to be this Agreement; and

WHEREAS, the Trustees and the Sponsor wish to operate the Trust for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Class B Preferred Securities (as defined herein).

NOW, THEREFORE, it being the intention of the parties hereto that this Agreement constitute the governing instrument of the Trust and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto agrees to amend and restate the Initial Trust Agreement for the benefit of the other party and for the benefit of the Holders hereby as follows:

ARTICLE 1
INTERPRETATION AND DEFINITIONS

Section 1.01.          Definitions.  Unless the context otherwise requires:

(a)          capitalized terms used in this Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

(b)          a term defined anywhere in this Agreement has the same meaning throughout;

(c)          all references to “the Agreement” or “this Agreement” are to this Agreement as modified, supplemented or amended from time to time; and

(d)          all references in this Agreement to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Agreement unless otherwise specified;

(e)          a reference to the singular includes the plural and vice versa; and

(f)          a term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the LLC Agreement.

“10% in liquidation amount of the Trust Securities” means, except as provided in the terms of the Trust Securities, Holders of the outstanding Trust Securities voting together as a single class or, as the context may require, Holders of the outstanding Trust Preferred Securities or the Holder of the outstanding Trust Common Security voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Capital Payments to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Securities of the relevant class, as the case may be.

“1940 Act” means the U.S. Investment Company Act of 1940, as amended.

“Additional Amounts” has the meaning set forth in Section 6.01(c) hereof.

“Additional Interest Amounts” means any additional interest payments payable by IKB Finance or another obligor pursuant to the terms of the Debt Securities as may be necessary in order that the net amounts received by the Company as a result of deduction or withholding for Withholding Taxes upon payment of interest on the Debt Securities or repayment upon redemption thereof will equal the amount that would have been received had no such deduction or withholding been required.

“Administrative Action” means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt certain procedures or regulations) by any legislative body, court, governmental authority or regulatory body.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.  The terms “controlling”, “controlled by” and “under common control” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or transaction involving Global Trust Preferred Securities, the rules and procedures of the Clearing Agency for such Global Trust Preferred Securities, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Officer” of a Person means any Person that is authorized to bind such Person.

“BaFin” means the German Federal Agency for Financial Services Supervision (Bundesanstalt für Finanzdienstleistungsaufsicht).

“Bank” means IKB Deutsche Industriebank Aktiengesellschaft.

“Bank Indemnified Person” means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any representatives or agents of any Regular Trustee; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates.

“Business Day” means a day (other than Saturday or Sunday) on which all relevant parts of TARGET are operational.

“Calculation Agent” means Citibank.

“Capital Payments” means the periodic distributions on the Trust Preferred Securities and the Class B Preferred Securities.

“Capital Payment Date” means the Reset Date, and January 29 and July 29 of each year commencing January 29, 2006.

“Capital Payment Period” means the period from and including a Capital Payment Date (or, in the case of the first Capital Payment Date, the Issue Date) to but excluding the next succeeding Capital Payment Date.

“Certificate” means a certificate representing the Trust Common Security or the Trust Preferred Securities.

“Citibank” means Citibank, N.A., London.

“Class A Preferred Security” means the noncumulative Class A Preferred Security representing an ownership interest in the Company.

“Class B Preferred Securities” means the noncumulative Class B Preferred Securities representing preferred ownership interests in the Company.

“Clearing Agency” means either of Euroclear and Clearstream and, thereafter, shall mean any successor securities clearing system appointed or designated by the Sponsor or the Trust to effect book-entry transfers and pledges of beneficial interests in the Trust Preferred Securities.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time or any successor legislation.

“Common Depositary” means the common depositary for Euroclear and Clearstream, which shall initially be Citibank.

“Company” means IKB Funding LLC II, a Delaware limited liability company.

“Company Special Redemption Event” means (i) a Regulatory Event, (ii) a Tax Event with respect to the Company, or (iii) an Investment Company Act Event with respect to the Company.

“Corporate Trust Office” means the principal corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York, 101 Barclay Street, New York, New York 10286.

“Covered Person” means:  (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of the Trust Securities.

“Debt Securities” means the Initial Debt Securities and the Substitute Debt Securities.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation thereto.

“Delaware Trustee” means The Bank of New York (Delaware).

“Determination Date” means, in respect of each Capital Payment Period commencing on or after July 29, 2005, the second Business Day prior to the Capital Payment Date on which such Capital Payment Period commences.

“Distributable Profits” of the Bank for any fiscal year is the balance sheet profit (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year.  Such balance sheet profit includes the annual surplus or loss (Jahresüberschuss/Jahresfehlbetrag), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect.  In determining the availability of sufficient Distributable Profits of the Bank for any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities during the succeeding fiscal year of the Bank, any Capital Payments already paid during the succeeding fiscal year of the Bank on the Class B Preferred Securities and any capital payments or dividends already paid on Parity Securities, if any, on the basis of Distributable Profits for such fiscal year, will be deducted from such Distributable Profits.

“Enforcement Event” means the occurrence, at any time, of (i) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Trust Preferred Securities or the Class B Preferred Securities at the Stated Rate in full, for the initial Capital Payment Period or for two consecutive Capital Payment Periods or (ii) a default by the Bank in respect of any of its obligations under the Support Undertaking, provided, that, pursuant to this Agreement, the holder of the Trust Common Security will be deemed to have waived any Enforcement Event with respect to the Trust Common Security until all Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Fiduciary Indemnified Person” has the meaning set forth in Section 10.04(b) hereof.

“Fiscal Year”, with respect to the Trust, has the meaning set forth in Section 12.01 hereof.

“Global Trust Preferred Certificate” means a certificate representing the Global Trust Preferred Securities.

“Global Trust Preferred Security” means a Trust Preferred Security the ownership and transfer of which shall be recorded or made through book entries by a Clearing Agency as described in Article 9 hereof.

“Holder” means a Person in whose name a Certificate representing a Trust Security is registered, such Person being a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“IKB Finance” means IKB Finance B.V.

“IKB Group Company” means the Bank or a Qualified Subsidiary.

“Indemnified Person” means a Bank Indemnified Person or a Fiduciary Indemnified Person.

“Independent Enforcement Director” means the independent member of the Board of Directors elected by the holders of the Class B Preferred Securities under specified circumstances.

“Initial Debt Redemption Date” means July 29, 2009, the first day on which the Initial Debt Securities will be redeemable by the Bank other than upon the occurrence of a Company Special Redemption Event or in the event of replacement with Substitute Debt Securities.

“Initial Debt Securities” means subordinated notes of IKB Finance acquired by the Company using the proceeds from the issuance of the Class B Preferred Securities, the Class A Preferred Security and the Company Common Security.

“Initial Redemption Date” means July 29, 2009, the first day on which the Class B Preferred Securities are redeemable at the option of the Company other than upon the occurrence of a Company Special Redemption Event, in whole or in part.

“Investment Company” means an investment company within the meaning of the 1940 Act.

“Investment Company Act Event” means the receipt by the Bank of an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an Investment Company as a result of any judicial decision, pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the Issue Date.

“Issue Date” means the date of issue of the Trust Preferred Securities, which is June 29, 2004.

“Legal Action” has the meaning set forth in Section 2.06(h) hereof.

“Liquidation Preference Amount” has the meaning set forth in Section 7.01(a)(i) hereof.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of June 29, 2004.

“Majority in liquidation amount of the Trust Securities” means, except as provided in the terms of the Trust Securities, Holders of the outstanding Trust Securities voting together as a single class or, as the context may require, Holders of the outstanding Trust Preferred Securities or Holder of the outstanding Trust Common Security voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Capital Payments to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Securities of the relevant class, as the case may be.

“Ministerial Action” means, a ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) which in the sole judgment of the Bank has or shall cause no adverse effect on the Trust, the Company, the Bank or the Holders or beneficial owners of the Trust Securities and shall involve no material cost.

“Netherlands Paying Agent” means Citibank International plc.

“Non-U.S. Person” means a Person other than a U.S. person (as such term is defined in Regulation S).

“Officers’ Certificate” means, with respect to any Person (who is not an individual), a certificate signed by two Authorized Officers of such Person, and, with respect to a natural person, a certificate signed by such person.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)          a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c)          a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Parity Securities” means each class of the most senior ranking preference shares, if any, or other instruments of the Bank qualifying as Tier 1 regulatory capital, and Parity Subsidiary Securities.

“Parity Subsidiary Securities” means preference shares other instrument qualifying as consolidated Tier 1 regulatory capital of the Bank or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank ranking pari passu with the obligations of the Bank under the Support Undertaking.

“Paying Agent” has the meaning set forth in Section 2.08(g) hereof.

“Payment Amount” has the meaning set forth in Section 6.01(b) hereof.

“Permanent Global Certificates” means permanent global certificates representing the Trust Preferred Securities substantially in the form attached hereto as Exhibit A-2.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Principal Paying Agent” has the meaning set forth in Section 2.08(g) hereof.

“Property Account” has the meaning set forth in Section 2.08(c) hereof.

“Property Trustee” means The Bank of New York or any successor entity in a merger, consolidation, or amalgamation, in its capacity as property trustee of the Trust.

“Purchase Agreement” means the Purchase Agreement dated as of June 25, 2004 among the Bank, the Company, the Trust and the Lead Manager relating to the sale and issuance of Trust Preferred Securities and Class B Preferred Securities.

“Qualified Subsidiary” means a subsidiary that is consolidated with the Bank for German bank regulatory purposes, of which more than 50 per cent. of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) and of which more than 50 per cent. of the outstanding capital stock or other equity interest is, at the time, beneficially owned or controlled directly or indirectly by the Bank, which subsidiary meets the definition of “a company controlled by its parent company” as defined in Rule 3a-5 under the 1940 Act.

“Quorum” means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

“Redemption Date” means the date of redemption of the Class B Preferred Securities.

“Redemption/Distribution Notice” has the meaning set forth in Section 7.04 hereof.

“Redemption Price” has the meaning set forth in Section 7.03 hereof.

“Reference Rate” means in respect of any Capital Payment Period commencing on or after July 29, 2005, “EUR-ISDA-EURIBOR Swap Rate – 11:00” (the annual Euro swap rate expressed as a percentage for Euro swap transactions with a 10-year maturity (the “Designated Maturity)), which appears on the Reuters screen “ISDAFIX2” under the heading “EURIBOR BASIS” and above the caption “11:00 AM C.E.T.” (or such other page or service as may replace it for the purposes of such rate) (the “Relevant Screen Page”) as of 11:00 a.m., Central European time on the relevant Determination Date.

In the event that the foregoing rate does not appear on the Relevant Screen Page on any Determination Date, the Reference Rate for the relevant Capital Payment Period will be the “EUR-Annual Swap Rate – Reference Banks” on such Determination Date.  “EUR-Annual Swap Rate – Reference Banks” means that rate expressed as a percentage determined on the basis of the mid-market annual swap rate quotations provided by five leading swap dealers in the interbank market (the “Reference Banks”) to the Calculation Agent at approximately 11:00 a.m., Central European time, on the Determination Date.  For this purpose, the mid-market annual swap rate means the arithmetic mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to the Designated Maturity commencing on the first day of such Capital Payment Period and in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, where the floating leg, in each case calculated on an Actual/360 day count basis, would be a rate equal to “EUR-ISDA-EURIBOR Swap Rate – 11:00”, “EUR-EURIBOR-Telerate,” with a maturity of six months.  If at least three quotations are provided, the Reference Rate for that Capital Payment Period will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

“Registrar and Transfer Agent” shall mean Citibank, N.A. or such other Person as the Regular Trustees may appoint from time to time to carry out the representations set forth in Section 9.07(a).

“Regular Trustees” has the meaning set forth in Section 5.05 hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulatory Event” means a determination by the Bank that it may not treat the Class B Preferred Securities as core capital or Tier I regulatory capital for capital adequacy purposes on a consolidated basis.

“Relevant Jurisdiction” has the meaning set forth in Section 6.01(c) hereof.

“Reset Date” means July 29, 2005.

“Responsible Officer” shall mean, when used with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Property Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Restricted Period” means the 40th day after the later of the Issue Date and the completion of the distribution of the Trust Preferred Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Servicer” means Wilmington Trust Company.

“Services Agreement” means the services agreement dated as of June 29, 2004 among the Trust, the Company and the Servicer.

“Settlement Date” has the meaning specified in the Purchase Agreement.

“Sponsor” means IKB Funding LLC II or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

“Stated Rate” means, for the initial Capital Payment Period, 6 per cent. per annum, calculated on the basis of the actual number of days elapsed in a year of 365 days, and for each subsequent Capital Payment Period 0.05 per cent. per annum above the Reference Rate for such Capital Payment Period, calculated on the basis of a 360 day year of 12 months of 30 days each divided by 360 (30/360).  Such subsequent Capital Payments will have a maximum rate of 9 per cent. per annum.

“Substitute Debt Securities” means any debt securities issued in substitution of the Initial Debt Securities.

“Successor Delaware Trustee” has the meaning set forth in Section 5.06 hereof.

“Successor Entity” has the meaning set forth in Section 2.15 hereof.

“Successor Property Trustee” has the meaning set forth in Section 5.05 hereof.

“Successor Securities” has the meaning set forth in Section 2.15 hereof.

“Support Undertaking” means the Support Undertaking dated June 29, 2004 between the Bank and the Company.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Transfer system.

“Tax Event” means the receipt by the Bank of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, after the date of issuance of the Company Securities and the Trust Securities, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (b) the Trust, the Company or an obligor on the Debt Securities would be obligated to pay Additional Amounts or Additional Interest Amounts.

“Temporary Global Certificates” means temporary global certificates representing the Trust Preferred Securities substantially in the form attached hereto as Exhibit A-1.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust Common Security” has the meaning set forth in Section 7.01 hereof.

“Trust Common Security Certificate” means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit B.

“Trust Liquidation” has the meaning set forth in Section 8.02 hereof.

“Trust Preferred Securities” has the meaning set forth in Section 7.01(a) hereof.

“Trust Securities” means the Trust Common Security together with the Trust Preferred Securities.

“Trust Special Redemption Event” means (i) a Tax Event solely with respect to the Trust, but not with respect to the Company or (ii) an Investment Company Act Event solely with respect to the Trust, but not with respect to the Company.

“Trustee” or “Trustees” means each Person who has signed this Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

“Withholding Taxes” has the meaning set forth in Section 6.01(c) hereof.

Section 1.02.          Other Definitional Provisions.

(a)          All terms defined in this Agreement shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          The following rules shall apply to the construction of this Agreement unless the context requires otherwise:  (i) the singular includes the plural and the plural, the singular; (ii) words importing any gender include the other gender; (iii) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (iv) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (v) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (vi) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (vii) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (viii) references to Persons include their respective successors and assigns permitted or not prohibited by the terms of this Agreement; (ix) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America; (x) “or” is not exclusive; (xi) provisions apply to successive events and transactions; (xii) references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release or expiration; (xiii) references to mail shall be deemed to refer to first class mail, postage prepaid, unless another type of mail is specified; (xiv) all references to time shall be to Central European time unless otherwise indicated; (xv) references to specific Persons, positions or officers shall include those who or which succeed to or perform their respective functions, duties or responsibilities referred to in the proceedings in connection with the Trust Preferred Securities; (xvi) the terms “herein,” “hereunder,” “hereby,” “hereto,” “hereof” and any similar terms refer to this Agreement as a whole and not to any particular article, section or subdivision hereof; and the term “heretofore” means before the date of execution of this Agreement, the term “now” means at the date of execution of this Agreement, and the term “hereafter” means after the date of execution of this Agreement; and (xvii) references to payments of principal include any premium payable on the same date.

ARTICLE 2
ORGANIZATION

Section 2.01.          Name.  The Trust is named “IKB Funding Trust II”, as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of the Trust Securities.  The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

Section 2.02.          Office.  The address of the principal office of the Trust is IKB Funding Trust II, 1100 N. Market Street, Wilmington, Delaware 19890, United States of America.  On ten Business Days’ written notice to the Holders of the Trust Securities, the Regular Trustees may designate another principal office.

Section 2.03.          Purpose.  The Trust exists for the sole purposes of (a) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (b) investing the proceeds from the issuance of the Trust Securities in the Class B Preferred Securities and (c) except as otherwise limited herein, engaging in those other activities necessary or incidental thereto.  The Trust may also, from time to time, issue additional Trust Preferred Securities in consideration for an equal number of Class B Preferred Securities.  The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would (x) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes or (y) require the Trust to register under the 1940 Act.

Section 2.04.          Authority.  Subject to the limitations provided in this Agreement and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust.  An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust.  In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust.  Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Agreement.

Section 2.05.          Title to Property of the Trust.  Except as provided in Section 2.08 hereof with respect to the Class B Preferred Securities and the Property Account or as otherwise provided in this Agreement, legal title to all assets of the Trust shall be vested in the Trust.  The Holders of the Trust Securities shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust.

Section 2.06.          Powers and Duties of the Regular Trustees.  The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust shall not be required to register under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes.  In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Regular Trustees determine to be necessary for such purposes as long as such action does not adversely affect the interests of the Holders of the Trust Preferred Securities.

The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

(a)          To issue and sell the Trust Preferred Securities and the Trust Common Security in accordance with the terms and conditions of this Agreement; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of the Trust Common Security, and, provided, further, that, if the Company issues additional Class B Preferred Securities having substantially the same terms as the Class B Preferred Securities so as to form a single series with the Class B Preferred Securities, the Trust shall without the consent of the holders of the Trust Preferred Securities, issue additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities already issued (or in all respects except for the issue date, the date as of which Capital Payments accrue on the Trust Preferred Securities, the issue price, and any other deviations required for compliance with applicable law) so as to form a single series with the Trust Preferred Securities, but only upon receipt of additional Class B Preferred Securities with an aggregate liquidation preference amount equal to the aggregate liquidation preference amount of the additional Trust Preferred Securities.

(b)          In connection with the issue and sale of the Trust Preferred Securities, at the direction of the Bank, to:

(i)          make use of an offering circular in preliminary and final form prepared by the Trust, the LLC and the Bank, in relation to the offering and sale of the Trust Preferred Securities;

(ii)         execute and file applications with Euronext Amsterdam, for listing of the Trust Preferred Securities on Euronext Amsterdam;

(iii)        execute and file any documents, or take any acts that it or the Bank determines to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any jurisdiction in which the Trust or the Bank has determined to qualify or register such Trust Preferred Securities for offer or sale;

(iv)        execute and deliver letters, documents, or instruments with the Common Depositary and any Clearing Agency relating to the Trust Preferred Securities;

(v)         execute and enter into the Purchase Agreement providing for the sale of the Trust Preferred Securities and perform the duties and obligations of the Trust thereunder; and

(vi)        execute and enter into the Services Agreement and perform the duties and obligations of the Trust thereunder;

(c)          To acquire the Class B Preferred Securities, as well as any additional securities issued by the Company as contemplated by paragraph (a) of this Section 2.06, with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Security and to execute and deliver the LLC Agreement; provided, however, that the Regular Trustees shall cause legal title to the Class B Preferred Securities to be held of record in the name of the Property Trustee for the benefit of the Holders or beneficial owners of the Trust Preferred Securities and the Holder of the Trust Common Security;

(d)          To give the Bank and the Property Trustee prompt written notice of the occurrence of a Trust Special Redemption Event; provided, that the Regular Trustees shall consult with the Bank and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Trust Special Redemption Event;

(e)          To establish a record date with respect to all actions to be taken hereunder that require a record date be established and to issue relevant notices to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security as to such actions and applicable record dates;

(f)          To give prompt written notice to the Holders of the Trust Securities of any notice received from the Company to the effect that the Company will not make a current, semi-annual or quarterly distribution, as the case may be, at the Stated Rate (as defined in the LLC Agreement) in full on the Class B Preferred Securities under the LLC Agreement;

(g)          To take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities;

(h)          To bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 2.08(e) or (f) hereof, the Property Trustee has the exclusive power to bring such Legal Action;

(i)          To employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

(j)          To incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(k)          To act as, or appoint another Person to act as, Registrar and Transfer Agent for the Trust Securities;

(l)          To execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

(m)          To take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

(n)          To take any action, or to take no action, not inconsistent with this Agreement or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 2.06, including, but not limited to:

(i)          causing the Trust not to be deemed to be an Investment Company required to be registered under the 1940 Act; and

(ii)          taking no action which would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes;

provided, that such action does not adversely affect the interests of Holders or beneficial owners of the Trust Securities; and

(o)          To take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and

(p)          To execute and enter into one or more agency agreements with the Principal Paying Agent, Netherlands Paying Agent, Registrar and Transfer Agent, Authenticating Agent and Property Trustee.

The Regular Trustees must exercise the powers set forth in this Section 2.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.03 hereof, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 2.03 hereof.

Subject to this Section 2.06, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 2.08 hereof.

Any expenses incurred by the Regular Trustees pursuant to this Section 2.06 shall be reimbursed by the Bank pursuant to the Services Agreement.

Section 2.07.          Prohibition of Actions by the Trust and the Trustees.  The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Agreement.  In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

(a)          invest any proceeds received by the Trust from holding the Class B Preferred Securities, but shall distribute all such proceeds to Holders of the Trust Securities pursuant to the terms of this Agreement and of the Trust Securities;

(b)          acquire any assets other than as expressly provided herein;

(c)          possess Trust property other than for a Trust purpose;

(d)          make any loans or incur any indebtedness, or acquire any securities other than the Class B Preferred Securities and such additional Class B Securities as may be issued pursuant to Section 2.06(a);

(e)          possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever;

(f)          issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities, other than such additional Trust Preferred Securities as may be issued pursuant to Section 2.06(a);

(g)          other than as set forth herein, consent to any amendment, modification or termination of the LLC Agreement or the Class B Preferred Securities where such consent shall be required; and

(h)          other than in connection with the liquidation of the Trust pursuant to a Tax Event or upon redemption of all the Trust Securities, file a certificate of cancellation of the Trust.

Section 2.08.          Powers and Duties of the Property Trustee.

(a)          The legal title to the Class B Preferred Securities shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Trust Securities.  The Property Trustee shall have the power to exercise all rights, powers and privileges with respect to the Class B Preferred Securities under the LLC Agreement as the holder of the Class B Preferred Securities.  The right, title and interest of the Property Trustee to the Class B Preferred Securities shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.06 hereof.  Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Class B Preferred Securities have been executed and delivered.

(b)          The Property Trustee shall not transfer its right, title and interest in the Class B Preferred Securities to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

(c)          The Property Trustee shall:

(i)          maintain a segregated non-interest bearing trust account in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Trust Securities (the “Property Account”) and, upon the receipt of payments of funds made in respect of the Class B Preferred Securities held by the Property Trustee, deposit such funds into the Property Account and make payments to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security from the Property Account in accordance with Section 6.01 hereof.  Funds in the Property Account shall be held uninvested until disbursed in accordance with this Agreement.  The Property Account shall be an account that is maintained with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least U.S. $50,000,000 and subject to supervision or examination by federal or state authority;

(ii)          engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Security to the extent the Class B Preferred Securities are redeemed; and

(iii)          upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Trust Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Class B Preferred Securities to Holders of the Trust Securities.

(d)          The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Trust Securities.

(e)          The Property Trustee shall take any Legal Action which arises out of or in connection with (i) an Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or (ii) the Property Trustee’s duties and obligations under this Agreement.

(f)          The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of the Class B Preferred Securities and, if an Enforcement Event occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Trust Securities, enforce its rights as holder of the Class B Preferred Securities, subject to the rights of the Holders of the Trust Securities pursuant to the terms of such Trust Securities, including (i) the right to vote for the election of an Independent Enforcement Director to the Board of Directors of the Company, (ii) the rights of the holders of the Class B Preferred Securities under the Support Undertaking as it relates thereto and (iii) the rights of the holders of the Class B Preferred Securities to receive Capital Payments (only if and to the extent declared or deemed declared by the Company) (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities.

(g)          The Property Trustee may authorize one or more Persons to pay Capital Payments, redemption payments or liquidation payments on behalf of the Trust (each, a “Paying Agent”) with respect to all Trust Securities.  Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.  For so long as the Trust Preferred Securities are listed on Euronext Amsterdam and the rules of Euronext Amsterdam so require, the Trust shall maintain a Paying Agent in the Netherlands (the “Netherlands Paying Agent”).  Initially, Citibank will act as principal Paying Agent (the “Principal Paying Agent”) and Citibank International plc will act as the Netherlands Paying Agent.  The Property Trustee, the Trust or any of its Affiliates may act as Paying Agent.  Any Paying Agent may resign as Paying Agent upon 30 days’ written notice to the Property Trustee.

(h)          The Property Trustee shall continue to serve as a Trustee until either:

(i)          the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of the Trust Securities pursuant to the terms of the Trust Securities; or

(ii)          a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.06 hereof.

(i)          Subject to this Section 2.08, the Property Trustee shall have none of the duties, liabilities, powers or the authorities of the Regular Trustees set forth in Section 2.06 hereof.

The Property Trustee must exercise the responsibilities set forth in this Section 2.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.03 hereof, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 2.03 hereof.

Section 2.09.          Certain Duties and Responsibilities of the Property Trustee.

(a)          The Property Trustee, before the occurrence of any Enforcement Event and after the curing or waiver of all Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Property Trustee.  In case an Enforcement Event has occurred (that has not been cured or waived pursuant to Section 7.07 hereof) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Upon the occurrence of an Enforcement Event, (a) the Property Trustee, as the holder of the Class B Preferred Securities, shall have the right to enforce the terms of the Class B Preferred Securities, including (i) the rights of the holders of the Class B Preferred Securities to receive Capital Payments (only if and to the extent declared or deemed to have been declared) on the Class B Preferred Securities, (ii) the right to vote for the election of the Independent Enforcement Director to the extent that such Enforcement Event results from non-payment of Capital Payments on the Class B Preferred Securities in full for the initial Capital Payment Period or subsequently for two consecutive Capital Payment Periods, or the continuation of a failure by the Bank to perform any obligation under the Support Undertaking for a period of 60 days after notice thereof has been given to the Company by the Property Trustee or any Holder of the Class B Preferred Securities; and (iii) assertion of the rights under the Support Undertaking as it relates thereto

(b)          No provision of this Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          prior to the occurrence of any Enforcement Event and after the curing or waiving of all such Enforcement Events that may have occurred:

(A)          the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Agreement and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Property Trustee; and

(B)          in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(ii)          the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii)          subject to the requirement of the Property Trustee receiving a tax opinion as set forth in Section 7.05(d) or 7.06(b) hereof, as the case may be, the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Agreement;

(iv)          no provision of this Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

(v)          the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Class B Preferred Securities and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Agreement;

(vi)          the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Class B Preferred Securities or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii)          the money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 2.08(c) hereof and except to the extent otherwise required by law; and

(viii)          the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

Section 2.10.          Certain Rights of Property Trustee.

(a)          Subject to the provisions of Section 2.09 hereof:

(i)          the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)          any direction or act of the Sponsor or the Regular Trustees acting on behalf of the Trust contemplated by this Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(iii)          whenever, in the administration of this Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

(iv)          the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

(v)          the Property Trustee may, at the expense of the Bank, consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees.  The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction;

(vi)          the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder of the Trust Securities, unless (a) such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the fees, charges, costs, expenses (including attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee and (b) the Property Trustee has obtained the legal opinions, if any, required by Section 7.05(d) or 7.06(b) hereof, as the case may be; provided, that nothing contained in this Section 2.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Agreement;

(vii)          the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(viii)          the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(ix)          any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;

(x)          whenever in the administration of this Agreement the Property Trustee shall request instructions from the Holders of the Trust Securities with respect to enforcing any remedy or right or taking any other action hereunder, (i) such instructions may only be given by the Holders of the same proportion in liquidation amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action and (ii) the Property Trustee shall be fully protected in refraining from enforcing such remedy or right or taking such other action until such instructions are received and in conclusively relying on or acting in accordance with such instructions; provided, however, that the Property Trustee shall not be required to take any action unless it shall have obtained such legal opinions, if any, required by Sections 7.05(d) or 7.06(c) hereof, as the case may be; and

(xi)          except as otherwise expressly provided by this Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement; and

(xii)          the Property Trustee shall not be deemed to have notice of any Enforcement Event, or of any event which with the passage of time would become a Enforcement Event, unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an event is received by the Property Trustee at the Corporate Trust Office of the Property Trustee, and such notice references the Trust Securities and this Agreement.

In the event that the Property Trustee is also acting as authenticating agent, Paying Agent and security registrar, the rights and protections afforded to the Property Trustee pursuant to this Article 2 shall also be afforded to such authenticating agent, Paying Agent and security registrar.

(b)          No provision of this Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Property Trustee shall be construed to be a duty.

(c)          In no event shall the Property Trustee be liable for the selection of investments or investment losses incurred thereon.  The Property Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction.  The Property Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

Section 2.11.          Delaware Trustee.  Notwithstanding any provision of this Agreement other than Section 5.02 hereof, the Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 (a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Property Trustee.  The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the beneficial owners thereof or any other person, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.  In no event shall the Property Trustee or the Delaware Trustee be liable for any act or omission of any act of the Regular Trustees hereunder.

Section 2.12.          Execution of Documents.  Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Delaware Business Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.06 hereof.

Section 2.13.          Not Responsible for Recitals or Issuance of Trust Securities.  The recitals contained in this Agreement and the Trust Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness.  The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof.  The Trustees make no representations as to the validity or sufficiency of this Agreement or the Trust Securities.

Section 2.14.          Duration of Trust.  The Trust, unless terminated pursuant to the provisions of Article 8 hereof, shall have perpetual existence.

Section 2.15.          Mergers.

(a)          The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described in Section 2.15(b) and 2.15(c) hereof.

(b)          The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

(i)          if the Trust is not the survivor, such successor entity (the “Successor Entity”) either:

(A)          expressly assumes all of the obligations of the Trust to the Holders of the Trust Securities; or

(B)          substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank with respect to Capital Payments, distributions and rights upon liquidation, redemption or otherwise;

(ii)          the Company expressly acknowledges a trustee of such Successor Entity possessing the same powers and duties as the Property Trustee as the holder of the Class B Preferred Securities;

(iii)          if applicable, the Successor Trust Securities are listed, or any Successor Trust Securities will be listed upon notification of issuance, on any securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted and are made eligible for clearing and settlement through any clearing agency through which the Trust Preferred Securities are cleared and settled;

(iv)          such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including the Successor Securities) to be downgraded by any statistical rating organization nationally recognized in the United States;

(v)          such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect;

(vi)          such Successor Entity has purposes substantially identical to that of the Trust;

(vii)          the obligation of the Bank pursuant to the Support Undertaking shall continue in full force and effect; and

(viii)          prior to such merger, consolidation, amalgamation or replacement, the Bank has received an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that:

(A)          such merger, consolidation, amalgamation or replacement shall not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including the Successor Securities) in any material respect;

(B)          following such merger, consolidation, amalgamation or replacement, neither the Trust nor such Successor Entity shall be required to register under the 1940 Act;

(C)          following such merger, consolidation, amalgamation or replacement, the Trust (or such Successor Entity) shall be classified as a grantor trust for U.S. federal income tax purposes; and

(D)          following such merger, consolidation, amalgamation or replacement, the Company shall not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

(c)          Notwithstanding Section 2.15(b) hereof, the Trust shall not, except with the consent of Holders of 100% of the outstanding Trust Preferred Securities (excluding Trust merge Preferred Securities held by the Bank and its Affiliates), consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.

ARTICLE 3
THE SPONSOR AND THE BANK

Section 3.01.          Responsibilities of the Sponsor.  In connection with the issue and sale of the Trust Preferred Securities, the Company, as Sponsor of the Trust, shall have the exclusive right and responsibility to engage in the following activities:

(a)          To determine the countries in which to take appropriate action to qualify for sale and listing all or part of the Trust Preferred Securities and to do any and all such acts, including the appointment of an agent to undertake the listing of the Trust Preferred Securities on Euronext Amsterdam, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Company deems necessary or advisable in order to comply with the applicable laws of any such countries; and

(b)          To negotiate the terms of and execute the Purchase Agreement providing for the sale of the Trust Preferred Securities.

Section 3.02.          Compensation, Indemnification and Expenses of Trustees.  The Bank agrees to indemnify the Property Trustee and the Delaware Trustee and their respective officers, directors, employees and agents for, and to hold each of them harmless against, any loss, liability, claim or expense incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder or any other document or transaction contemplated herewith or therewith.  The Bank covenants and agrees to pay or reimburse, as the case may be, the Property Trustee and the Delaware Trustee from time to time, and the Property Trustee and the Delaware Trustee shall be entitled to, the fees and expenses, including reasonable legal fees and expenses agreed in writing among the Bank, the Property Trustee and the Delaware Trustee.  The provisions of this Section 3.02 shall survive the resignation or removal of the Property Trustee or the Delaware Trustee, as the case may be, or the termination of this Agreement.

Section 3.03.          Covenants of the Bank.

(a)          For so long as any Trust Preferred Securities remain outstanding, the Bank, a branch of the Bank or a Qualified Subsidiary of the Bank (each an “IKB Group Company”) shall maintain 100% ownership of the Trust Common Security.  The Bank may permit the transfer of the Trust Common Security from one IKB Group Company to another IKB Group Company; provided, that prior to such transfer it has received an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that (A) the Company shall continue to be treated as a partnership for U.S. federal income tax purposes, (B) such transfer shall not cause the Company or the Trust to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (C) such transfer shall not cause the Company or the Trust to be required to register under the 1940 Act and (D) such transfer shall not adversely affect the limited liability of the holders of the Class B Preferred Securities.

(b)          For so long as any Trust Preferred Securities remain outstanding, the Bank shall cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Agreement and shall use its commercially reasonable efforts to ensure that the Trust shall not be classified as other than a grantor trust for United States federal income tax purposes.

(c)          The Bank, for so long as any of the Trust Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Trust, unless (i) a Trust Special Redemption Event or a Company Special Redemption Event occurs or (ii) the Company is itself in liquidation and the approval of any necessary regulatory authorities to such action has been received.

ARTICLE 4
THE TRUST COMMON SECURITYHOLDER

Section 4.01.          Purchase of Trust Common Security.  On the Settlement Date, June 29, 2004, an IKB Group Company shall purchase the Trust Common Security issued by the Trust, for an amount at least equal to € 1,000, at the same time as the Trust Preferred Securities are sold.

ARTICLE 5
TRUSTEES

Section 5.01.          Number of Trustees.  The number of Trustees initially shall be five (5), and:

(a)          At any time before the issuance of any Trust Securities, the Bank may, by written instrument, increase or decrease the number of Trustees; and

(b)          After the issuance of any Trust Securities, the number of Trustees may be increased or decreased by vote of the Holder of the Trust Common Security at a meeting of the Holder of the Trust Common Security; provided, however, that the number of Trustees shall in no event be less than three (3); provided, further that at all times (i) if required by the Delaware Statutory Trust Act, one Trustee shall be the Delaware Trustee; (ii) there shall be at least one Trustee who is an employee or officer of, or is affiliated with, the Bank or one of its affiliates (each, a “Regular Trustee”); and (iii) one Trustee shall be the Property Trustee, to enforce the rights of the Trust Preferred Securities, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

Section 5.02.          Delaware Trustee.  If required by the Delaware Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:

(a)          A natural person who is a resident of the State of Delaware; or

(b)          If not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law; provided, that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case, Section 2.11 hereof shall have no application).

(c)          The initial Delaware Trustee shall be The Bank of New York (Delaware), a Delaware banking corporation.

Section 5.03.          Property Trustee; Eligibility.

(a)          There shall at all times be one Trustee which shall act as Property Trustee which shall:

(i)          not be an Affiliate of the Bank; and

(ii)          be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.03(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)          If at any time the Property Trustee shall cease to be eligible to so act under Section 5.03(a) hereof, the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.06(c) hereof.

(c)          The initial Property Trustee shall be The Bank of New York, a New York banking corporation.

Section 5.04.          Qualifications of Regular Trustees and Delaware Trustee Generally.  Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

Section 5.05.          Regular Trustees.  The initial Regular Trustees shall be Rosemary Kennard, David A. Vanaskey and John M. Beeson.

(a)          Except as expressly set forth in this Agreement and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

(b)          Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Delaware Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.06 hereof.

Section 5.06.          Appointment, Removal and Resignation of Trustees.

(a)          Subject to Section 5.06(b) hereof, Trustees may be appointed or removed without cause at any time:

(i)          until the issuance of any Trust Securities, by written instrument executed by the Bank; and

(ii)          after the issuance of any Trust Securities, by vote of the Holder of the Trust Common Security at a meeting of the Holder of the Trust Common Security.

(b)          (i) the Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.06(a) hereof until a successor Trustee possessing the qualifications to act as Property Trustee under Section 5.03 hereof (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor;

(ii)          the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.06(a) hereof until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 2.11, 5.02 and 5.04 hereof (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor;

(iii)          no such removal of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity have been paid.

(c)          A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation.  Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

(i)          no such resignation of the Trustee that acts as the Property Trustee shall be effective:

(A)          until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

(B)          until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Trust Securities; and

(ii)          no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; and

(iii)          no such resignation of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity have been paid.

(d)          The Holder of the Trust Common Security shall use its best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.06.

(e)          If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.06 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation or the removal of the Property Trustee or the Delaware Trustee, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may, at the expense of the Bank, petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(f)          No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

Section 5.07.          Vacancies among Trustees.  If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.01 hereof, or if the number of Trustees is increased pursuant to Section 5.01 hereof, a vacancy shall occur.  A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy.  The vacancy shall be filled with a Trustee appointed in accordance with Section 5.06 hereof.

Section 5.08.          Effect of Vacancies.  The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust.  Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.06 hereof, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Agreement.

Section 5.09.          Meetings.  If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee.  Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees.  Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting.  Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting.  Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting.  The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened.  Unless provided otherwise in this Agreement, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees.  Notwithstanding the foregoing, any and all actions of the Regular Trustees may be taken by the unanimous written consent of all Regular Trustees.

Section 5.10.          Delegation of Power.

(a)          Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21, his or her power for the purpose of executing any documents contemplated in Section 2.06 hereof; and

(b)          The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

Section 5.11.          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor hereunder of the Property Trustee or the Delaware Trustee, as the case may be; provided, that such corporation shall be otherwise qualified and eligible under this Article 5, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than any such filing as may be required under the Delaware Statutory Trust Act.

ARTICLE 6
CAPITAL PAYMENTS

Section 6.01.          Capital Payments.

(a)          Capital Payments shall accrue and shall be payable on the Liquidation Preference Amount of each Trust Preferred Security (i) from (and including) the Issue Date to (but excluding) July 29, 2005 (the “Reset Date”) at a fixed rate of 6 per cent. per annum payable in arrears on the Reset Date and (ii) for each Capital Payment Period commencing on or after the Reset Date at a rate of 0.05 per cent. per annum above the Reference Rate for such Capital Payment Period payable semi-annually in arrears on January 29 and July 29 in each year, commencing on January 29, 2006 (each, together with the Reset Date, a “Capital Payment Date”).  For the initial Capital Payment Period, Capital Payments will be calculated on the basis of the actual number of days elapsed in a year of 365 days, and for each subsequent Capital Payment Period on the basis of a 360 day year of 12 months of 30 days each divided by 360 (30/360) and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).  Such subsequent Capital Payments will have a maximum rate of 9 per cent. per annum.

If any Capital Payment Date falls on a day that is not a Business Day, payment of any Capital Payment otherwise payable on such date shall be due on the first preceding Business Day, in each case without adjustment, interest or further payment as a result thereof.

The record date for payment of Capital Payments shall be (i) so long as the Trust Securities remain in book-entry form, one Business Day prior to the relevant Capital Payment Date, and (ii) in all other cases, the 15th day of the month in which the relevant Capital Payment Date occurs.  In all cases where the Trust Preferred Securities are issued in definitive form, the record dates for Capital Payments thereon will be 15 days prior to the relevant Capital Payment Date (whether or not such date is a Business Day).

(b)          If and to the extent that the Company makes a distribution on the Class B Preferred Securities held by the Property Trustee or the Bank makes a payment under the Support Undertaking (the amount of any such distribution or payment being a “Payment Amount”), the Holder of the Trust Common Security shall be entitled to receive a pro rata portion of such Payment Amount if, as and when funds are held by the Property Trustee in the Property Account; provided, however, that (i) during the continuance of a default under the Debt Securities or a failure by the Bank to perform any obligation under the Support Undertaking, holders of the Trust Preferred Securities will have a preference over the holder of the Trust Common Security with respect to payments of Capital Payments and other distributions and amounts and (ii) distributions upon liquidation of the Trust are subject to Section 8.02.

(c)          All payments on the Trust Preferred Securities and any payment upon redemption or liquidation thereof, will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the United States of America, Germany, the Netherlands or the jurisdiction of residence of any obligor on the Debt Securities or any jurisdiction from which payments on the Trust Preferred Securities, the Class B Preferred Securities or the Debt Securities are made (each, a “Relevant Jurisdiction”), or any political subdivision or authority therein or thereof having the power to tax, by way of withholding or deduction (collectively, “Withholding Taxes”), unless such deduction or withholding is required by law.  In such event, the Trust shall pay, as additional Capital Payments, such Additional Amounts (“Additional Amounts”) to the Holders of the Trust Preferred Securities, as may be necessary in order that the net amounts received by the holders of the Trust Preferred Securities, equal the amount that otherwise would have been received had no such deduction or withholding been required.  However, no such Additional Amounts will be payable in respect of the Trust Preferred Securities:  (i) if and to the extent that the Company is unable to pay corresponding amounts in respect of the Class B Preferred Securities because such payment would exceed the Distributable Profits of the Bank for the preceding fiscal year (after subtracting from such Distributable Profits the amount of Capital Payments on the Class B Preferred Securities and dividends or other distributions or payments on Parity Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable); (ii) with respect to any Withholding Taxes that are payable by reason of a holder or beneficial owner of the Trust Preferred Securities having some connection with any Relevant Jurisdiction other than by reason only of the mere holding of the Trust Preferred Securities; (iii) with respect to any Withholding Taxes imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iv) with respect to any Withholding Taxes imposed on account of any inheritance, thrift, estate, personal property, sales or transfer taxes, or on account of any taxes that are payable otherwise than by withholding from payments in respect of the Class B Preferred Shares or the Trust Preferred Securities; (v) with respect to any Withholding Taxes that can be avoided if the holder or beneficial owner of the Class B Preferred Securities and Trust Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority; (vi) with respect to any Withholding Taxes that the holder or beneficial owner of the Class B Preferred Securities or Trust Preferred Securities can avoid by presenting the relevant Class B Preferred Securities or Trust Preferred Securities to another Paying Agent in a member state of the European Union; or (vii) with respect to any Withholding Taxes that would not have been imposed if the holder of the Class B Preferred Securities or Trust Preferred Securities would have presented the relevant Class B Preferred Securities or Trust Preferred Securities for payment within 30 days of the date that payment was due or became available for payment, except to the extent that such holder would have been entitled to such Additional Amounts on presenting such Class B Preferred Securities or Trust Preferred Securities for payment on the last day of such period of 30 days.

ARTICLE 7
ISSUANCE OF TRUST SECURITIES

Section 7.01.          Designation and General Provisions Regarding Trust Securities.

(a)          The Regular Trustees shall on behalf of the Trust issue one class of preferred securities representing preferred undivided beneficial ownership interests in the assets of the Trust and one class of common securities representing undivided beneficial ownership interests in the assets of the Trust as follows:

(i)          Trust Preferred Securities.  The Trust Preferred Securities of the Trust with an aggregate liquidation preference amount with respect to the assets of the Trust of € 400,000,000 and a liquidation preference amount with respect to the assets of the Trust of € 1,000 per trust preferred security (the “Liquidation Preference Amount”), are hereby designated for the purpose of identification only as Noncumulative Trust Preferred Securities (the “Trust Preferred Securities”).  The Global Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibits A-1 and A-2 to this Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice and shall be issued in denominations of € 1,000 (or an integral multiple thereof).

(ii)          Trust Common Security.  The Trust Common Security of the Trust with a liquidation amount with respect to the assets of the Trust € 1,000 per common security, is hereby designated for the purposes of identification only as a Noncumulative Trust Common Security (the “Trust Common Security” and, together with the Trust Preferred Securities, the “Trust Securities”).  The Trust Common Security Certificate evidencing the Trust Common Security shall be substantially in the form of Exhibit B to this Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

(b)          The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Security, provided, however, that if the Company issues additional Class B Preferred Securities having substantially the same terms as the Class B Preferred Securities so as to form a single series with the Class B Preferred Securities, the Trust, shall without the consent of the holders of the Trust Preferred Securities, issue to the public additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities already issued (or in all respects except for the issue date, the date as of which Capital Payments accrue on the Trust Preferred Securities, the issue price, and any other deviations required for compliance with applicable law) so as to form a single series with the Trust Preferred Securities, provided it receives from the Company an equal number of additional Class B Preferred Securities.

(c)          Any Regular Trustee shall sign the Trust Securities for the Trust by manual or facsimile signature.  In case any Regular Trustee who shall have signed any of the Trust Securities shall cease to be a Regular Trustee before the Global Trust Preferred Certificates so signed shall be delivered by the Trust, such Global Trust Preferred Certificates nevertheless may be delivered as though the person who signed such Global Trust Preferred Certificates had not ceased to be such Regular Trustee;

and any Global Trust Preferred Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Trust Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Agreement any such person was not such a Regular Trustee.  The Global Trust Preferred Certificates may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or to conform to usage or as may be requested to comply with any law or with any rule or regulation of any stock exchange on which the Trust Preferred Securities may be listed.

A Trust Security shall not be valid until authenticated by the manual signature of an Authorized Officer of the Principal Paying Agent.  Such signature shall be conclusive evidence that the Trust Security has been authenticated under this Agreement.

Upon a written order of the Trust, signed by at least one Regular Trustee, directing the Principal Paying Agent to authenticate and deliver Trust Securities, the Principal Paying Agent shall authenticate and deliver the Trust Securities for original issue.  The aggregate number of Trust Securities outstanding at any time shall not exceed the number set forth in Section 7.01(a) hereof.

The Principal Paying Agent may appoint an authenticating agent acceptable to the Trust to authenticate Trust Securities.  An authenticating agent may authenticate Trust Preferred Securities whenever the Principal Paying Agent may do so.  Each reference in this Agreement to authentication by the Principal Paying Agent includes authentication by such agent.  An authenticating agent has the same rights as the Principal Paying Agent to deal with the Sponsor or an Affiliate of the Sponsor.

(d)          The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(e)          Upon issuance of the Trust Securities as provided in this Agreement, the Trust Securities so issued shall be deemed to be validly issued, fully paid and nonassessable, subject to Section 10.01 hereof with respect to the Trust Common Security.

(f)          Every Person, by virtue of having become a Holder of a Trust Preferred
Security in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Agreement.

Section 7.02.          Priority of Payments on Trust Securities.  Payment of Capital Payments and other distributions and amounts on redemption of the Trust Securities shall be made pro rata among the Trust Common Security and the Trust Preferred Securities based on the liquidation preferences thereof; provided, however, that upon the occurrence and during the continuance of a default under the Initial Debt Securities or the Support Undertaking, no payment of Capital Payments or any other distributions or amounts on redemption shall be made to the Holder of the Trust Common Security, unless payment in full in cash of all accumulated and unpaid Capital Payments on and amounts on redemption of, the Trust Preferred Securities have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to payment in full in cash of all Capital Payments or other amounts on redemption of, the Trust Preferred Securities then due and payable before any such funds are applied to any payment on the Trust Common Security.

Section 7.03.          Redemption of Trust Securities.

(a)          Except as set forth in Section 7.02, upon a purchase of the Class B Preferred Securities by the Company upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied pro rata to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate liquidation preference amount of the Class B Preferred Securities so purchased or redeemed at a redemption price equal to the liquidation preference amount of the Class B Preferred Securities being redeemed, plus any accrued and unpaid Capital Payments for the then current Capital Payment Period up to but excluding the Redemption Date, plus Additional Amounts, if any (the “Redemption Price”).

(b)          If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Common Security and the Trust Preferred Securities shall be redeemed pro rata and the Trust Preferred Securities to be redeemed shall be redeemed as described in Section 7.04 hereof.

(c)          If, at any time, a Trust Special Redemption Event shall occur and be continuing, the Regular Trustees shall, within 90 days following the occurrence of such Trust Special Redemption Event, dissolve the Trust upon not less than 30 nor more than 60 days’ notice to the Holders of the Trust Securities and upon not less than 30 nor more than 60 days’ notice to, and consultation with the Paying Agents (including the Principal Paying Agent and the Netherlands Paying Agent), the Registrar, Property Trustee and any relevant Clearing Agency, with the result that, after satisfaction of the claims of creditors of the Trust, if any, Class B Preferred Securities would be distributed on a pro rata basis to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security in liquidation of such Holders’ interest in the Trust; provided, however, that, if, at such time, the Trust has the opportunity to eliminate, within such 90-day period, the Trust Special Redemption Event by taking some Ministerial Action, then the Trust shall pursue such measure in lieu of dissolution.

(d)          On the date fixed for any distribution of the Class B Preferred Securities, upon dissolution of the Trust, (i) the Trust Securities shall no longer be deemed to be outstanding and (ii) certificates representing Trust Securities shall be deemed to represent the Class B Preferred Securities having a liquidation preference amount equal to the liquidation preference amount of the Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

(e)          If the Class B Preferred Securities are distributed to the Holders of the Trust Preferred Securities, the Bank shall use its commercially reasonable efforts to cause such Class B Preferred Securities to be eligible for clearing and settlement through Euroclear or Clearstream or a successor clearing agent.

(f)          Unless otherwise provided in this Agreement, the Trust Securities shall not be redeemable at any time at the option of the Holders of the Trust Securities.

(g)          Any Trust Securities that are redeemed shall be canceled, and not reissued, following their redemption.

Section 7.04.          Redemption Procedures.

Notice of any redemption of, or notice of distribution (which notice shall be irrevocable) of Class B Preferred Securities in exchange for, Trust Preferred Securities (a “Redemption/Distribution Notice”) shall be given by the Trust in the manner set forth in Section 14.01 hereof to the Holders of the Trust Securities to be redeemed or exchanged not fewer than 30 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, shall be the date fixed for redemption of the Class B Preferred Securities, or such other time period as required by the relevant regulatory authorities.  No defect in the Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

In the event that fewer than all the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed shall be redeemed pro rata from each holder in accordance with the procedures of Euroclear and Clearstream.

If Trust Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of Class B Preferred Securities, then by 9:00 a.m., Central European time, on the Redemption Date, the Property Trustee shall irrevocably deposit with the Principal Paying Agent funds sufficient to pay the applicable Redemption Price with respect to the Trust Preferred Securities and shall give irrevocable instructions and authority to the Principal Paying Agent to pay the Redemption Price to the Holders of the Trust Preferred Securities.  If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then upon the date of such deposit, all rights of Holders of such Trust Securities so called for redemption shall cease, except the right of the Holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price.

If any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price shall be payable on the first following Business Day without adjustment, interest or further payment as a result thereof.

If payment of the Redemption Price in respect of any Trust Securities is improperly withheld or refused and not paid, Capital Payments on such Trust Securities shall continue to accumulate at the applicable rate from the original Redemption Date to the actual date of payment, in which case the actual payment date shall be considered the date fixed for redemption for purposes of calculating the Redemption Price.  For these purposes, the applicable Redemption Price shall not include Capital Payments which are being paid to Holders who were Holders on a relevant record date.  Upon satisfaction of the foregoing conditions, then upon the date of such deposit, all rights of Holders of such Trust Securities so called for redemption shall cease, except the right of the Holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Trust Preferred Securities shall not accumulate Capital Payments or bear interest.

(d)          Subject to the applicable law (including, without limitation, applicable securities law), the Trust or the Bank or another of the Bank’s subsidiaries (each an “IKB Purchaser”) may at any time and from time to time purchase outstanding Trust Preferred Securities in the secondary market or by private agreement or make one or more tender offers on such terms, and pursuant to such agreements and other documents in such forms, as the Bank and (if purchased by the Trust) a majority of the Regular Trustees shall approve.  An IKB Purchaser may, in its sole discretion, hold, cancel or (subject to compliance with applicable securities laws) transfer or sell any Trust Preferred Security it acquires.

Section 7.05.          Voting Rights of Trust Preferred Securities.

(a)          Except as provided under this Article 7, as provided in the LLC Agreement or as otherwise expressly required by the Delaware Statutory Trust Act and other applicable law, the Holders of the Trust Preferred Securities shall have no voting rights on the affairs of the Trust or the Company.  So long as the Trust holds any class B Preferred Securities, the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee to enforce the voting rights attributable to such Class B Preferred Securities.  These voting rights may be waived by the Holders of the Trust Preferred Securities by written notice to the Property Trustee and in accordance with applicable laws.

(b)          Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 7.05(d) hereof, the Holders of a Majority of the outstanding Trust Preferred Securities (excluding Trust Preferred Securities held by the Bank or its Affiliates) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under this Agreement, including the right to direct the Property Trustee, as holder of the Class B Preferred Securities, to (i) exercise the remedies available to it under the LLC Agreement as a holder of the Class B Preferred Securities, including, but not limited to, the right to elect the Independent Enforcement Director of the Company in accordance with the LLC Agreement, and (ii) consent to any amendment, modification, or termination of the LLC Agreement or the Class B Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the LLC Agreement would require the consent or act of the holders of more than a majority of the Class B Preferred Securities affected thereby, only the Holders of the percentage of the aggregate number of the Trust Preferred Securities outstanding which is at least equal to the percentage of the Class B Preferred Securities required to so consent or act under the LLC Agreement, may direct the Property Trustee to give such consent or take such action on behalf of the Trust.

(c)          If the Property Trustee fails to enforce its rights under the Class B Preferred Securities after a Holder of Trust Preferred Securities has made a written request, such Holder of record of the Trust Preferred Securities may to the fullest extent permitted by applicable law, directly institute a legal proceeding against the Company to enforce the Property Trustee’s rights under the Class B Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity.

(d)          Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.05(b)(i) or 7.05(b)(ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes and that after such action each Holder of the Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Class B Preferred Securities.

(e)          In the event the consent of the Property Trustee, as the holder of the Class B Preferred Securities, is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement, the Property Trustee shall request the written direction of the Holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority of the outstanding Trust Preferred Securities; provided, however, that where a consent under the LLC Agreement would require the consent of the holders of more than a majority of the Class B Preferred Securities affected thereby, the Property Trustee may only give such consent at the direction of the Holders of at least the same percentage of the aggregate number of the Trust Securities outstanding which is at least equal to the percentage of the Class B Preferred Securities required to so consent under the LLC Agreement of the Trust Securities.  The Property Trustee shall not take any such action in accordance with the directions of the Holders of the Trust Securities unless the Property Trustee has been indemnified to its satisfaction and has obtained an opinion of independent tax counsel in the United States to the effect that following such action, the Trust will be classified as a grantor trust for United States federal income tax purposes.

(f)          Any required approval or direction of Holders of the Trust Preferred Securities may be given at a separate meeting of Holders of the Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of the Trust Securities or pursuant to a written consent.  The Regular Trustees shall cause a notice of any meeting at which Holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to the Holders of the Trust Preferred Securities in the manner set forth in Section 14.01(f) hereof.  Each such notice shall include a statement setting forth the following information:  (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

(g)          No vote or consent of the Holders of the Trust Preferred Securities shall be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Class B Preferred Securities in accordance with this Agreement and the terms of the Trust Securities.

(h)          Notwithstanding that Holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described in this Section 7.05 or in Section 13.01, any of the Trust Securities that are beneficially owned at such time by the Bank or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Bank, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding, except for the Trust Preferred Securities purchased or acquired by the Bank or its affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its Affiliates or in connection with the distribution or trading of or market-making in connection with such Trust Preferred Securities; provided, however, that persons (other than Affiliates of the Bank) to whom the Bank or any of its Affiliates have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

(i)          Holders of the Trust Preferred Securities shall have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Holder of the Trust Common Security.

(j)          The voting rights provided pursuant to this Section 7.05 and applicable laws may be waived by the Holders of the Trust Preferred Securities by written notice to the Property Trustee and in accordance with applicable laws.

(k)          Notwithstanding any provision hereof, his Agreement may be amended without the consent of the Holders of the Trust Preferred Securities in such manner as is necessary and convenient in the judgment of the parties to accomplish the issuance of such additional Trust Preferred Securities as may be issued pursuant to Section 7.01(b).

Section 7.06.          Voting Rights of the Trust Common Security.

(a)          Except as provided under this Article 7, as provided in the LLC Agreement or as otherwise required by the Delaware Statutory Trust Act or other applicable law or provided by this Agreement, the Holder of the Trust Common Security shall have no voting rights.  The Holder of the Trust Common Security is entitled, subject to Article 5 hereof, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

(b)          Subject to Section 7.07 hereof and only after all Enforcement Events with respect to the Trust Preferred Securities have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in this Section 7.06(b), the Holder of the Trust Common Security has the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Agreement, including the right to direct the Property Trustee, as holder of the Class B Preferred Security, to (i) exercise the remedies available to it under the LLC Agreement as a holder of the Class B Preferred Securities (with regard to the Class B Preferred Securities relating to the Trust Common Security), including, but not limited to, the right to elect the Independent Enforcement Director, as the case may be, of the Company in accordance with the LLC Agreement or (ii) consent to any amendment, modification, or termination of the LLC Agreement or the Class B Preferred Securities (with regard to the Class B Preferred Securities relating to the Trust Common Security) where such consent shall be required.

Except with respect to directing the time, method, and place of conducting a proceeding for remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.06(b)(i) and 7.06(b)(ii) above unless the Property Trustee has been indemnified to its satisfaction and has obtained an opinion of independent tax counsel in the United States to the effect that, following such action, the Trust will be classified as a grantor trust for United States federal income tax purposes.

(c)          If the Property Trustee fails to enforce its rights under the Class B Preferred Securities after a Holder of Trust Common Security has made a written request, such Holder of Trust Common Security may, to the fullest extent permitted by applicable law, directly institute a legal proceeding directly against the Company to enforce the Property Trustee’s rights under the Class B Preferred Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity.

(d)          No vote or consent of the Holder of the Trust Common Security shall be required for the Trust to redeem and cancel the Trust Common Security or to distribute Class B Preferred Securities in accordance with the Agreement and the terms of the Trust Securities.

(e)          The Holder of the Trust Common Security shall appoint, remove or replace the Regular Trustees.

(f)          The voting rights provided pursuant to this Section 7.06 and applicable laws may be waived by the Holder of the Trust Common Security by written notice to the Property Trustee and in accordance with the applicable laws.

Section 7.07.          Enforcement Events; Waiver; Notice

(a)          The Holders of a Majority in liquidation amount of Trust Preferred Securities (excluding any Trust Preferred Securities held by the Bank or any of its Subsidiaries) may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Enforcement Event in respect of the Trust Preferred Securities and its consequences.  Upon such waiver, any Enforcement Event with respect to the Trust Preferred Securities shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Enforcement Event with respect to the Trust Preferred Securities or impair any right consequent thereon.  Any waiver by the Holders of the Trust Preferred Securities (excluding any Trust Preferred Securities held by the Bank or any of its Subsidiaries) of any Enforcement Event with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holder of the Trust Common Security of any such Enforcement Event with respect to the Trust Common Security for all purposes of this Agreement without any further act, vote, or consent of the Holder of the Trust Common Security.

(b)          The Holders of a Majority in liquidation amount of the Trust Common Security may, by vote, on behalf of the Holder of the Trust Common Security, waive any past Enforcement Event with respect to the Trust Common Security and its consequences; provided, that each Holder of the Trust Common Security shall be deemed to have waived any such Enforcement Event and all Enforcement Events with respect to the Trust Common Security and its consequences until all Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated.  Until such Enforcement Events have been so cured, waived or otherwise eliminated, the Property Trustee shall be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities shall have the right to direct the Property Trustee.  Subject to the foregoing provisions of this Section 7.07(b), upon such waiver, any Enforcement Event with respect to the Trust Common Security arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Enforcement Event with respect to the Trust Common Security or impair any right consequent thereon.

(c)          A waiver of an Enforcement Event under this Agreement by the Holders of the Trust Securities constitutes a waiver of the corresponding Enforcement Event with respect to the Class B Preferred Securities by the Property Trustee.  In the absence of such waiver and upon the occurrence of a Enforcement Event, the Property Trustee shall have the right to enforce the rights of the holders of Class B Preferred Securities, including:  (i) claims to receive Capital Payments (only if and to the extent declared or deemed to have been declared) on the Class B Preferred Securities; (ii) appointment of the Independent Enforcement Director (to the extent that such Enforcement Event results from non-payment of Capital Payments (plus any Additional Amounts thereon, if any)

on the Class B Preferred Securities for the initial Capital Payment Period or subsequently for two Capital Payment Periods or the continuation of a failure by the Bank to perform any obligation under the Support Undertaking for a period of 60 days after notice thereof has been given to the Company by the Property Trustee or any holder of the Class B Preferred Securities; and (iii) assertion of the rights under the Support Undertaking as it relates thereto.  The Property Trustee shall take all such other actions as directed in writing by the Holders of the Trust Securities in accordance with the terms of this Agreement.

(d)          The Property Trustee shall, within 30 days after the occurrence of an Enforcement Event (or an event which with the passage of time would become an Enforcement Event, including the failure of the Company to pay a Capital Payment in full for any Payment Period), give to the Holders of the Trust Securities in the manner set forth in Section 14.01 hereof notices of all Enforcement Events (or such events) actually known to a Responsible Officer of the Property Trustee, unless such Enforcement Events have been cured before the giving of such notice; provided, that, the Property Trustee shall be fully protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities.

ARTICLE 8
TERMINATION AND LIQUIDATION OF THE TRUST

Section 8.01.          Dissolution of Trust.

(a)          The Trust shall dissolve:

(i)          upon the bankruptcy, insolvency or dissolution of the Bank;

(ii)          upon the filing of a certificate of dissolution or its equivalent with respect to the Company or after having obtained the consent of at least a Majority in liquidation preference amount of the Trust Securities, voting together as a single class, to dissolve the Trust;

(iii)          upon the entry of a decree of a judicial dissolution of the Company or the Trust;

(iv)          when all of the Trust Securities shall have been called for redemption and (x) the amounts necessary for redemption thereof shall have been paid to the Holders of the Trust Securities or (y) all of the Class B Preferred Securities shall have been distributed to the Holders of the Trust Securities in exchange for all of the Trust Securities;

(v)          upon the distribution of all of the Class B Preferred Securities upon the occurrence of a Trust Special Redemption Event; or

(vi)          before the issuance of any Trust Securities, with the consent of all of the Regular Trustees and the Sponsor; provided, that, if a claim has been made under the Support Undertaking, the Trust shall not dissolve until (x) such claim has been satisfied and the proceeds therefrom have been distributed to the Holders of the Trust Securities or (y) the Class B Preferred Securities have been distributed to the Holders of the Trust Securities pursuant to Section 8.02 hereof.

(b)          As soon as is practicable after the occurrence of an event referred to in Section 8.01(a) hereof, the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

(c)          The provisions of Section 2.09 hereof, Section 3.02 hereof and Article 10 hereof shall survive the termination of the Trust.

Section 8.02.          Liquidation Distribution upon Termination and Dissolution of the Trust.  In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (the “Trust Liquidation”), the Holders of the Trust Securities on the date of the Trust Liquidation shall be entitled to receive, after satisfaction of the Trust’s liabilities to creditors (if any), the Class B Preferred Securities in an aggregate stated liquidation preference amount equal to the aggregate stated liquidation preference amount of, with a Stated Rate identical to the Stated Rate of, and accumulated and unpaid Capital Payments equal to accumulated and unpaid Capital Payments on, such Trust Securities and pro rata based on the respective Liquidation Preference Amounts of the Trust Securities, any other assets of the Trust.  The rights of the Holder of the Trust Common Security under the Class B Preferred Securities received by such Holder upon liquidation of the Trust to any amounts payable or other distributions on the Class B Preferred Securities will be subordinated to rights of the other holders of the Class B Preferred Securities and, upon the Trust Liquidation, such Holder will execute and deliver any additional instruments necessary or appropriate to enforce subordination in favor of such other holders.

ARTICLE 9
TRANSFER OF INTERESTS

Section 9.01.          Transfer of Trust Securities.

(a)          Trust Securities may only be transferred, in accordance with the terms of this Agreement and of the Trust Securities.  Any transfer or purported transfer of any Trust Security not made in accordance with this Agreement shall be null and void.

(b)          Trust Preferred Securities may not be sold or otherwise transferred, except in accordance with Rule 903 or Rule 904 of Regulation S or pursuant to another exemption under the Securities Act and in any event in a transaction not constituting a public offering by the Trust within the meaning of the 1940 Act and in Liquidation Preference Amounts of € 1,000 and integral multiples of € 1,000 thereafter.

(c)          Upon issuance of the Trust Common Security, an IKB Group Company shall acquire beneficial and record ownership of the Trust Common Security and, for so long as the Trust Preferred Securities remain outstanding, the Bank or any Qualified Subsidiary shall maintain 100% ownership of the Trust Common Security.

Section 9.02.          Form and Denomination of Trust Preferred Securities.

(a)          The Trust Preferred Securities shall be offered and sold initially to non-U.S. Persons in offshore transactions in reliance on Regulation S. The Trust Preferred Securities shall be issued in the form of one or more Temporary Global Certificates and, on or after the first Business Day following the 40th day after the later of the Closing Date and the completion of the distribution of the Trust Preferred Securities (the “Exchange Date”),

upon certification that the beneficial interests in such Global Trust Preferred Securities are owned by persons who are not U.S. persons, shall be exchangeable for one or more Permanent Global Certificates.  The aggregate amount of the Global Trust Preferred Securities may from time to time be increased or decreased by adjustments made on the records of the Property Trustee, the Common Depositary or its nominee, as the case may be, as hereinafter provided.

(b)          The Trust Preferred Securities are represented by the Global Trust Preferred Security and shall be kept in custody by the Common Depositary or its nominee until all obligations of the Trust under the Trust Preferred Securities have been satisfied.  The Global Trust Preferred Security shall be issued in registered form and represents the Trust Preferred Securities kept in custody for financial institutions that are accountholders of Euroclear and Clearstream.  Definitive Trust Preferred Securities representing individual Trust Preferred Securities and coupons shall not be issued except as provided in Section 9.07 hereof.

(c)          The provisions regarding operating procedures for participants of Euroclear and Clearstream shall be applicable to the Global Trust Preferred Securities insofar as interests in the Global Trust Preferred Securities are held by the participants of Euroclear or Clearstream, as the case may be.  Participants in Euroclear and Clearstream shall have no rights under this Agreement with respect to the Global Trust Preferred Securities held through Euroclear or Clearstream.  Notwithstanding the foregoing, nothing herein shall prevent the Sponsor or the Property Trustee, and any agent of either the Sponsor or the Property Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear and Clearstream and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder of the Trust Securities.

(d)          The Trust Preferred Securities shall be is sued in minimum denominations of € 1,000, or greater integral multiples of € 1,000 in excess thereof.  The Trust Preferred Securities shall only be issued in such denomination as corresponds to € 1,000 or such greater amounts which relate to the Class B Preferred Securities.  The Trust Preferred Securities shall be executed on behalf of the Trust by manual or facsimile signature of the Regular Trustees and (except in the case of Trust Preferred Securities represented by a Temporary Global Certificate bearing the manual signature of a Regular Trustee) authenticated by the Frankfurt Paying Agent pursuant to the written request of the Regular Trustees to authenticate and deliver the Trust Preferred Securities to the Common Depositary.

(e)          Trust Preferred Securities bearing the manual signatures of individuals who were at the time of execution the proper trustees or officers of the Trust shall not become invalid, notwithstanding that such individuals or any of them have ceased to hold such positions or offices prior to the delivery of such Trust Preferred Securities or did not hold such positions offices at the date of issuance of the Trust Preferred Securities.

No Trust Preferred Securities shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless the Trust Preferred Securities shall have been authenticated by the Principal Paying Agent by manual signature of one of its authorized trustees or officers, and (except as aforesaid) such signature upon any Trust Preferred Securities shall be conclusive evidence, and the only evidence, that the Trust Preferred Securities have been delivered hereunder and are entitled to the benefits of this Agreement.  All Trust Preferred Securities shall be dated the date of their execution.

(f)          All of the Trust Preferred Securities issued in accordance with this Agreement shall be validly issued, fully paid and non-assessable interests in the Trust and shall be entitled to the benefits of this Agreement.

Section 9.03.          Deemed Security Holders.  The Trustees may treat the Person in whose name any Global Trust Preferred Certificate shall be registered on the books and records of the Trust as the sole Holder of such Global Trust Preferred Certificate and of the Trust Securities represented by such Global Trust Preferred Certificate for purposes of receiving Capital Payments and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Global Trust Preferred Certificate or in the Trust Securities represented by such Global Trust Preferred Certificate on the part of any Person (including the Holders of the Trust Preferred Securities), whether or not the Trust shall have actual or other notice thereof.

Section 9.04.          Global Trust Preferred Certificates.  The Trust Preferred Securities, shall be issued initially in the form of one or more fully registered Temporary Global Certificates to be deposited with a custodian for the Common Depositary or its nominee by, or on behalf of, the Trust.  Such Temporary Global Certificates shall initially be registered on the books and records of the Trust in the name of the Common Depositary or its nominee.

Interests in the Temporary Global Certificate shall be exchanged for interests in a Permanent Global Certificate after the Exchange Date and pursuant to the Applicable Procedures.  Simultaneously with the issuance of each Permanent Global Certificate, the Property Trustee shall cancel the Temporary Global Certificate to the extent of the Liquidation Preference Amount so exchanged.

Unless and until Definitive Trust Preferred Securities have been issued to the Holders of the Trust Preferred Securities pursuant to Section 9.07:

(a)          The provisions of this Section 9.04 shall be in full force and effect;

(b)          The Trust and the Trustees shall be entitled to deal with the Clearing Agencies for all purposes of this Agreement (including the payment of Capital Payments on the Global Trust Preferred Certificates and receiving approvals, votes, or consents hereunder) as the Holder of the Trust Preferred Securities and the sole Holder of the Global Trust Preferred Certificates.

(c)          To the extent that the provisions of this Section 9.04 and Section 9.03 hereof conflict with any other provisions of this Agreement, the provisions of this Section 9.04 and Section 9.03 hereof shall control.

(d)          The provisions regarding operating procedures for participants of Euroclear and Clearstream shall be applicable to the Global Trust Preferred Securities insofar as interests in the Global Trust Preferred Securities are held by the participants of Euroclear or Clearstream, as the case may be.  Participants in Euroclear and Clearstream shall have no rights under this Agreement with respect to the Global Trust Preferred Securities held through Euroclear or Clearstream.  Notwithstanding the foregoing, nothing herein shall prevent the Sponsor or the Property Trustee, and any agent of either the Sponsor or the Property Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear and Clearstream and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder of the Trust Securities.

(e)          The rights of the Holders of the Trust Preferred Securities shall be exercised only through the Clearing Agencies and shall be limited to those established by law and agreements between such Holders of the Trust Preferred Securities and the Clearing Agencies and/or the Clearing Agency Participants, and the Clearing Agencies shall receive and transmit payments of Capital Payments on the Global Trust Preferred Certificates to such Clearing Agency Participants.  The Clearing Agencies shall make book-entry transfers among the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Agreement, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agencies setting forth the Holders of the Trust Preferred Securities votes or assigning the right to vote on any matter to any other Person either in whole or in part.

(f)          Any Global Trust Preferred Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Clearing Agencies or by any securities exchange or as may be required to comply with the rules and regulations of any securities exchange or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Trust Preferred Securities are subject.

(g)          Notwithstanding any other provisions of this Agreement, a Trust Preferred Security represented by a Global Trust Preferred Certificate may not be transferred as a whole except by the Common Depositary or its nominee to a successor depositary or to a nominee or depositary of a Clearing Agency.

Section 9.05.          Appointment of Successor Clearing Agency.  If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities, the Regular Trustees shall use their best efforts to appoint a successor Clearing Agency with respect to such Trust Preferred Securities.

Section 9.06.          Definitive Trust Preferred Certificates.  If (i) the Clearing Agency notifies the Trust that it is unwilling or unable to continue its services as clearing agency with respect to the Trust Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.05., or (ii) the Company determines in its sole discretion that the Permanent Global Certificate shall be exchangeable for Definitive Trust Certificates, then:

(i)          Definitive Trust Preferred Certificates shall be prepared by the Property Trustee on behalf of the Trust with respect to the Trust Preferred Securities; and

(ii)          upon surrender of each Global Trust Preferred Certificate by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall cause Definitive Trust Preferred Certificates to be delivered to those Persons who were Holders of the Trust Preferred Securities in a Global Trust Preferred Certificate, in accordance with the instructions of the Clearing Agency.

Section 9.07.          Deemed Representations by Holders of Trust Preferred Securities.

(a)          The Registrar and Transfer Agent shall keep or cause to be kept a register for the Trust Preferred Securities issued hereunder (herein called the “Registrar and Transfer Agent”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of transfers of Trust Preferred Securities.  The Register shall be in written form or capable of being converted into written form within a reasonable time.

(b)          The Trust Preferred Securities may not be purchased by or transferred to any employee benefit plan subject to Title I of ERISA, any plan or arrangement (each a “plan”) subject to Section 4975 of the Code or any entity whose underlying assets include the assets of any such employee benefit plans, plans or arrangements.  Any purported transfer of Trust Preferred Securities in violation of such requirements shall be null and void ab initio.

(c)          Each Holder of the Trust Preferred Securities acknowledges and agrees that the holding of a Trust Preferred Security represents ownership of an undivided interest in the underlying Trust assets, including the Class B Preferred Securities, and that such Holder’s ownership and transfer of Trust Preferred Securities shall be subject to all of the conditions and restrictions applicable to direct ownership and transfer of Class B Preferred Securities under the LLC Agreement.

(d)          Without limiting the other provisions of this Section 9.07, no Trust Preferred Security may be offered, sold or delivered as part of the distribution at any time, or otherwise until 40 days after the Closing Date, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Regulation S of the Securities Act.  The Trust Preferred Securities may be sold or resold, as the case may be, to certain persons in offshore transactions to non-U.S.-Persons in reliance on Regulation S under the Securities Act.  No person may register the Trust Preferred Securities under the Securities Act or any state securities laws.

(e)          Neither the Registrar nor the Property Trustee shall be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable securities laws of other countries (including Germany), ERISA, the Code or the 1940 Act.

ARTICLE 10
LIMITATION OF LIABILITY OF HOLDERS OF TRUST SECURITIES, TRUSTEES OR OTHERS

Section 10.01.          Liability.

(a)          Except as expressly set forth in this Agreement and the terms of the Trust Securities, the Bank, the Sponsor and the Trustees shall not be:

(i)          personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Trust Securities, which shall be made solely from assets of the Trust; and

(ii)          required to pay to the Trust or to any Holder of the Trust Securities any deficit upon dissolution of the Trust or otherwise.

(b)          Notwithstanding any other provision herein, the Holder of the Trust Common Security, by entering into this Agreement, agrees that it shall be liable directly to any creditor or claimant of or against the Trust for the entire amount of all of the debts and obligations of the Trust (other than obligations to the Holders of the Trust Securities in their capacities as Holders) to the extent not satisfied out of the Trust’s assets.  This Section 10.01(b) shall automatically terminate upon (i) the adoption of final or temporary United States federal tax regulations which, if the Trust were not classified as a grantor trust for United States federal income tax purposes, would result in the classification of the Trust as a partnership for United States federal tax purposes without regard to its organic characteristics and (ii) the taking of such action, if any, by the Trust or the Holders of the Trust Securities as may be necessary to achieve such classification.

(c)          Pursuant to Section 3803(a) of the Delaware Statutory Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 10.02.          Exculpation.

(a)          No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law, except that a Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

(b)          An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Capital Payments to Holders of the Trust Securities might properly be paid.

Section 10.03.          Fiduciary Duty.

(a)          To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b)          Unless otherwise expressly provided herein:

(i)          whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

(ii)          whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of the Trust Securities,

the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

(c)          Whenever in this Agreement, an Indemnified Person is permitted or required to make a decision:

(i)          in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii)          in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.

Section 10.04.          Indemnification.

(a)
(i)          To the fullest extent permitted by applicable law, the Bank shall indemnify and hold harmless any Bank Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Bank Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Bank Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii)          The Bank shall indemnify, to the fullest extent permitted by law, any Bank Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Bank Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Bank Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(iii)          To the extent that a Bank Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.04(a), or in defense of any claim, issue or matter therein, he shall be indemnified by the Bank, to the fullest extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(iv)          Any indemnification under paragraphs (i) and (ii) of this Section 10.04(a) (unless ordered by a court) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the Bank Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii).  Such determination shall be made (1) by the Regular Trustees by a majority vote of a Quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holder of the Trust Common Security.

(v)          Expenses (including attorneys’ fees) incurred by a Bank Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.04(a) shall be paid by the Bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Bank Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Bank as authorized in this Section 10.04(a).  Notwithstanding the foregoing, no advance shall be made by the Bank if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a Quorum of disinterested Regular Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Holder of the Trust Common Security, that, based upon the facts known to the Regular Trustees, counsel or the Holder of the Trust Common Security at the time such determination is made, such Bank Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Bank Indemnified Person believed or had reasonable cause to believe his conduct was unlawful.  In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or the Holder of the Trust Common Security reasonably determine that such person deliberately breached his duty to the Trust or to the Holder of the Trust Common Security.

(vi)          The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.04(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Bank, the Sponsor or Holders of the Trust Securities or otherwise.  All rights to indemnification under this Section 10.04(a) shall be deemed to be provided by a contract between the Bank and each Bank Indemnified Person who serves in such capacity at any time while this Section 10.04(a) is in effect.  Any repeal or modification of this Section 10.04(a) shall not affect any rights or obligations then existing.

(vii)          The Bank or the Trust may purchase and maintain insurance on behalf of any person who is or was a Bank Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions of this Section 10.04(a).

(viii)          For purposes of this Section 10.04(a), references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.04(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(ix)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.04(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Bank Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)          The Bank agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Fiduciary Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligation to indemnify as set forth in this Section 10.04(b) shall survive the satisfaction and discharge of this Agreement and the earlier removal or resignation of the Property Trustee and the Delaware Trustee.

Section 10.05.          Outside Businesses.

Any Covered Person, the Bank, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of the Trust Securities shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.  Any Covered Person, the Bank, the Delaware Trustee or the Property Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Bank, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity.  Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Bank or any Affiliate of the Bank, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Bank or its Affiliates.

ARTICLE 11
INSIDER TRADING POLICY

Section 11.01.          General.

All agents, employees and trustees of the Trust will comply with all laws and regulations on insider trading from time to time in force in the United States, Germany and any other jurisdiction to which the Trust is subject.

Section 11.02.          Requirements of the Netherlands.

(a)          Responsibilities of the Staff—Each member of the Staff (as defined below) shall refrain from using any price-sensitive information relating to securities issued by any of the Trust or the Sponsor, for personal gain and shall avoid having any personal interests (other than the payment of any fees, expenses or indemnities in connection with its role under this Agreement) in the business of the Trust or any reasonably foreseeable appearance thereof.  Each member of the Staff (as defined below) shall exercise due care in handling any information related to the business of the Trust and shall refrain from using such information for personal gain.  No member of the Staff (as defined below) may engage in a securities transaction with respect to the Trust Securities if by doing so he creates the appearance that he is in possession of or may have access to price-sensitive information.

Each member of the Staff (as defined below) shall fully cooperate with and provide any information reasonably requested by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten) (the “AFM”) conducting an investigation or inquiry, including information relating to all securities transactions with respect to the Trust Securities carried out by him, whether directly or indirectly, or upon his instruction.  If so requested, each member of the Staff (as defined below) shall instruct any financial institution through which he holds interests in Trust Securities to provide any information related to his holdings of Trust Securities to the AFM.

Persons Required to Notify (as defined below) shall report any relevant transaction to the AFM within the period prescribed by the Act on the Supervision of the Securities Trade 1995 (Wet toezicht effectenverkeer 1995) of the Netherlands and the Regulations on the Notification and Regulation of Transactions in Securities 1999 (Regeling melding en reglementering transacties in effecten 1999) of the Netherlands, both as amended from time to time (the “Insider Trading Rules”).

“Person Not Required to Notify” shall mean any officer, employee or agent of the Trust, including any officer, employee or agent of the Property Trustee or Delaware Trustee who is acting or who has acted on behalf of the Trust, who is not a Person Required to Notify.

“Person Required to Notify” shall mean a person designated under the Insider Trading Rules as being required to notify transactions in the securities of the Trust carried out by that person, i.e., (i) any person who determines or contributes to the daily management of the Trust, including any officer, employee or agent of the Trustee who is acting or has acted on behalf of the Trust; and (ii) spouses and/or relations by blood or affinity in the first degree or other persons running a joint household with persons referred to in (i).

“Staff” shall mean Persons Required to Notify and Persons Not Required to Notify.

(b)          Prohibited Trading Periods—Persons Required to Notify shall not, directly or indirectly, buy or sell securities issued by any of the Trust or the Sponsor:

(i)          during the two-month period immediately preceding the publication of the annual report of any of the Trust or the Sponsor, if any;

(ii)          during the 21-day period immediately preceding the publication of any interim financial reports or the announcement of a Capital Payment; and

(iii)          during the one-month period immediately preceding the publication of a prospectus or similar offering document for equity securities being offered by any of the Trust or the Sponsor.

The Property Trustee shall declare, based upon the written instructions of the Sponsor delivered to the Property Trustee prior to December 15 of each year, beginning December 15, 2004 (which instructions shall specifically set forth the dates and periods referred to in the following clause and the mailing address of each member of the Staff to whom notice of the declaration shall be sent), at the beginning of each calendar year which dates during such calendar year shall comprise the periods referred to in the immediately preceding paragraph; provided, however, that if the Sponsor does not provide written instructions prior to the beginning of any given calendar year, the Property Trustee may conclusively presume that the Sponsor intends to instruct the Property Trustee to not declare any of the periods referred to in the immediately preceding paragraph for such calendar year.  Changes to such dates may be made during the course of the calendar year; provided that such changes are communicated to the Staff in the same manner as the original determination of the dates.

Persons Required to Notify shall not sell securities issued by any of Trust or the Sponsor within six months of the purchase of such securities and shall not purchase securities issued by any of the Trust or the Sponsor within six months of the sale of securities issued by any of the Trust or the Sponsor.

ARTICLE 12
ACCOUNTING

Section 12.01.          Fiscal Year.

The fiscal year (“Fiscal Year”) of the Trust runs from April 1 of each year to March 31 of the following year, or such other year as is required by the Code or the Treasury Regulations.

Section 12.02.          Certain Accounting and Reporting Matters.

(a)          At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust.  The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.  The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

(b)          Within 90 days after the end of each Fiscal Year of the Trust, the Regular Trustees shall provide to the Holder of the Trust Common Security the audited financial statements of the Trust for such Fiscal Year prepared by or on behalf of the Regular Trustees in accordance with generally accepted accounting principles.

(c)          The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of the Trust Securities, any annual U.S. federal income tax information statement required by the Code, containing such information with regard to the Trust Securities held by each Holder of the Trust Securities as is required by the Code and the Treasury Regulations.  Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall use commercially reasonable efforts to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

(d)          The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority an annual U.S. federal income tax return on Internal Revenue Service Form 1041 or other applicable form or statement under U.S. federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

Section 12.03.          Banking.

The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Class B Preferred Securities held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account.  The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

ARTICLE 13
AMENDMENTS AND MEETINGS

Section 13.01.          Amendments.

(a)          Except as otherwise provided in this Agreement or by any applicable terms of the Trust Securities, this Agreement may only be amended or modified by a written instrument approved and executed by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees); and in certain circumstances, the Delaware Trustee and the Property Trustee;

(b)          No amendment shall be made, and any such purported amendment shall be void and ineffective:

(i)          unless, in the case of any proposed amendment, the Property Trustee and the Delaware Trustee shall have first received an Officers’ Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Trust Securities);

(ii)          unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee or the Delaware Trustee, the Property Trustee or the Delaware Trustee, as the case may be, shall have first received an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Trust Securities); and

(iii)          to the extent the result of such amendment would be to:

(A)          cause the Trust to fail to be classified for purposes of United States federal income tax as a grantor trust;

(B)          cause the Company to be classified for purposes of United States federal income tax as an association or a publicly traded partnership taxable as a corporation;

(C)          reduce or otherwise adversely affect the powers of the Property Trustee; or

(D)          cause the Trust or the Company to be required to register under the 1940 Act.

(c)          In the event the consent of the Property Trustee, as the holder of the Class
B Preferred Securities is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement or the Class B Preferred Securities, or under the Support Undertaking with respect to any amendment, modification or termination of the Support Undertaking, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the LLC Agreement or the Support Undertaking would required the consent of the holders of a specified percentage of Class B Preferred Securities in excess of a Majority, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation preference amount of the Trust Securities which such specified percentage represents of the aggregate liquidation preference amount of the Class B Preferred Securities outstanding; provided, further, that the Property Trustee shall not be obligated to take any action in accordance with the directions of the Holders of the Trust Securities under this Section 12.01(c) unless the Property Trustee has obtained an opinion of independent tax counsel in the United States to the effect that as a result of such action, the Trust shall not fail to be classified as a grantor trust for United States federal income tax purposes;

(d)          At such time after the Trust has issued any Trust Securities that remain outstanding, any amendment that would (i) materially adversely affect the powers, preferences or special rights of the Trust Securities whether by way of amendment to this Agreement or otherwise or (ii) provide for the dissolution, winding up or termination of the Trust other than pursuant to the terms of this Agreement, may be effected only with the approval of the Holders of at least a Majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in Section 13.01(d)(i) hereof would adversely affect only the Trust Preferred Securities or the Trust Common Security, then only the affected class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Trust Securities outstanding;

(e)          Article 6 hereof, Section 10.01(c) hereof and this Section 13.01 shall not be amended without the consent of all of the Holders of the Trust Securities;

(f)          Article 4 hereof shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Trust Common Security;

(g)          The rights of the Holder of the Trust Common Security under Article 5 hereof to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holder of a Majority in liquidation amount of the Trust Common Security; and

(h)          Notwithstanding Section 13.01(c) hereof, this Agreement may be amended without the consent of the Holders of the Trust Securities:

(i)          to cure any ambiguity;

(ii)          to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement;

(iii)          to add to the covenants, restrictions or obligations of the Bank;

(iv)          to conform to any change in the 1940 Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority; and

(v)          to modify, eliminate and add to any provision of this Agreement to such extent as may be necessary or desirable; provided, that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Holders.

(i)          Notwithstanding any provision hereof this Agreement may be amended without the consent of the Holders of the Trust Securities, in such manner as is necessary or convenient in the judgment of the Regular Trustees to accomplish the issuance, from time to time, of additional Trust Preferred Securities in consideration for receipt of an equal number of additional Class B Preferred Securities.

Section 13.02.          Meetings of the Holders of Trust Securities; Action by Written Consent.

(a)          Meetings of the Holders of any class of Trust Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Agreement, the terms of the Trust Securities, the LLC Agreement, rules at any stock exchange on which Trust Preferred Securities are listed or admitted for trading the Delaware Statutory Trust Act or other applicable law.  The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Trust Securities.  Such direction shall be given by delivering to the Regular Trustees one or more notices in a writing stating that the signing Holders of the Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

Any Holders of the Trust Securities calling a meeting shall specify in writing the Certificates held by the Holders of the Trust Securities exercising the right to call a meeting and only those Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b)          Except to the extent otherwise provided in the terms of the Trust Securities, the following provisions shall apply to meeting of Holders of the Trust Securities:

(i)          notice of any such meeting shall be given to all the Holders of the Trust Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting.  Any action that may be taken at a meeting of the Holders of the Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of the Trust Securities owning not less than the minimum amount of Trust Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of the Trust Securities having a right to vote thereon were present and voting.  Prompt notice of the taking of action without a meeting shall be given to the Holders of the Trust Securities entitled to vote who have not consented in writing.  The Regular Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

(ii)          each Holder of a Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of the Trust Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Holder of the Trust Securities executing it.  Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Trust Securities were shareholders of a Delaware corporation;

(iii)          each meeting of the Holder of the Trust Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

(iv)          unless the Delaware Statutory Trust Act, this Agreement or the terms of the Trust Securities or the rules of any stock exchange on which the Trust Preferred Securities are then admitted or listed for trading otherwise provide, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of the Trust Securities, including notice of the time, place or purpose of any meeting at which any matters is to be voted on by any Holders of the Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE 14
REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

Section 14.01.          Representations and Warranties of Property Trustee.

The Trustee that acts as initial Property Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the date of this Agreement, and each Successor Property Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:

(a)          The Property Trustee is a New York Banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Agreement;

(b)          The execution, delivery and performance by the Property Trustee of the Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee.  The Agreement has been duly executed and delivered by the Property Trustee;

(c)          The execution, delivery and performance of the Agreement by the Property Trustee does not conflict with or constitute a breach of the Articles of Incorporation or By-laws of the Property Trustee; and

(d)          The Property Trustee, pursuant to this Agreement, shall hold legal title to, and a valid ownership interest on behalf of the Holders of the Trust Securities, in the Class B Preferred Securities and agrees that, except as expressly provided or contemplated by this Agreement, it shall not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Class B Preferred Securities.

Section 14.02.          Representations and Warranties of Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the date of this Agreement, and each Successor Delaware Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:

(a)          The Delaware Trustee is a duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Agreement;

(b)          The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Agreement; and

(c)          The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

ARTICLE 15
MISCELLANEOUS

Section 15.01.          Notices.

All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first-class, registered or certified mail, as follows:

(a)          If given to the Trust, in care of the Regular Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Trust Securities):

IKB Funding Trust II
c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890
United States
Attention:Corporate Trust Administration
Facsimile:           +1-302-636 4144

(b)          If given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):

The Bank of New York (Delaware)
502 White Clay Center
Route 273
Newark, Delaware 19711
United States

Attention:          Corporate Trust Administration

(c)          If given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities and the other Trustees):

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
United States

Attention:	Corporate Trust Administration — Global Finance Unit
Telephone:	+1-212-815 4259
Fax:	+1-212-815 5802

with a copy to:

The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Attention:	Global Agency & Trust Services
Telephone:	+44-207-964 7495
Fax:	+44-207-964 6399

(d)          If given to the Sponsor, at the mailing address set forth below (or such address as the Sponsor may give notice of to the Holders of the Trust Securities and the Trustees):

IKB Deutsche Industriebank AG
Wilhelm-Bötzkes-Straße 1
40474 Düsseldorf
Germany

Attention:	Roland Winter
Telephone:	+49-211-8221 4211
Fax:	+49-211-8221 2211

(e)          If given to the Holders of the Trust Preferred Securities, at the address set forth on the books and records of the Trust, and so long as the Trust Preferred Securities are listed on Euronext Amsterdam and the rules of such stock exchange so require, published in a daily newspaper of general circulation in the Netherlands (which is expected to be the Het Financieele Dagblad), notice thereof given to Euronext Amsterdam, and published in the Officiële Prijscourant.

Notices will be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication.  Notices other than notices given by publication shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 15.02.          Governing Law.

This Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 15.03.          Intention of the Parties.

It is the intention of the parties hereto that the Trust be classified for U.S. federal income tax purposes as a grantor trust.  The provisions of this Agreement shall be interpreted to further this intention of the parties.

Section 15.04.          Headings.

Headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof.

Section 15.05.          Successors and Assigns.

Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Agreement by the Sponsor, the Bank and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

Section 15.06.          Partial Enforceability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 15.07.          Counterparts.

This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Trustees and a duly authorized officer of the Sponsor to one of such counterpart signature pages.  All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.

REGULAR TRUSTEES

By:
Name:

By:
Name:

By:
Name:

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Delaware Trustee

By:
Name:
Title:

IKB FUNDING LLC II, as the Sponsor

By:
Name:
Title:

By:
Name:
Title:

IKB DEUTSCHE INDUSTRIEBANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

The BANK OF NEW YORK, not in its individual capacity but solely as Property Trustee

By:
Name:
Title:

EXHIBIT A-1

[FORM OF TEMPORARY GLOBAL CERTIFICATE]

THIS CERTIFICATE REPRESENTS AN INTEREST IN THE TRUST.  THIS CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY CITIBANK, N.A. AS COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG. TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS SO REGISTERED OR AN EXEMPTION THEREFOR IS AVAILABLE.

THE TRUST PREFERRED SECURITIES MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ANY PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986 AS AMENDED OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLANS, PLANS OR ARRANGEMENTS. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PURPORTED TRANSFER OF CLASS B PREFERRED SECURITIES IN VIOLATION OF SUCH REQUIREMENTS SHALL BE NULL AND VOID.

A-1-1

ISIN: XS0194701487	Aggregate Liquidation
Common Code: 019470148	Preference Amount
Dutch Security Code: 14826
German Security Code: A0BDRX	€ 400,000,000

June 29, 2004

CERTIFICATE FOR TRUST PREFERRED SECURITIES OF
IKB FUNDING TRUST II
Noncumulative Trust Preferred Securities
(Liquidation Preference Amount € 1,000 per Trust Preferred Security)

This Trust Preferred Security is a Temporary Global Certificate within the meaning of the Amended and Restated Trust Agreement, dated as of June 29, 2004 (the “Trust Agreement”), by and among IKB Deutsche Industriebank Aktiengesellschaft, IKB Funding LLC II (the “Company”), the IKB Group Company, as holder of the Trust Common Security, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee (the “Property Trustee”) and the Regular Trustees and is registered in the name of Citibank, N.A. (the “Common Depositary”) or a nominee of the Common Depositary as owner of an undivided beneficial ownership interest in IKB Funding Trust II (the “Trust”) as described in the Trust Agreement.  No transfer or exchange of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of Common Depositary to the Common Depositary or another nominee of the Common Depositary) may be registered except in limited circumstances.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement.  This Temporary Global Trust Preferred Security is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement, as amended from time to time, the Holder by virtue of its acceptance hereof assents and by which the Holder is bound.  Reference is hereby made to the Trust Agreement (to which this Temporary Global Trust Preferred Security is subject and which is incorporated herein by reference in its entirety as fully as if it were restated herein) for a statement of the duties, obligations, rights, interests and benefits of the registered Holder hereof and the rights, duties and immunities of the Property Trustee.

The interest in the Trust evidenced by this Temporary Global Trust Preferred Security is limited to the right to receive a pro rata share of the Capital Payments received by the Property Trustee in respect of the Class B Preferred Securities issued by the Company (the “Class B Preferred Securities”), at the times and in the manner provided in the Trust Agreement.  No separate coupon will be issued.

This Temporary Global Trust Preferred Security is transferable as provided in the Trust Agreement, subject to the limitations referred to herein and in the Trust Agreement, only upon the Register kept by Citibank, N.A. (the “Registrar”) and only upon surrender of this Temporary Global Trust Preferred Security for transfer to the Registrar together with an endorsement or a written instrument of transfer (executed by the registered Holder hereof or his or her duly authorized attorney) in form satisfactory to the Registrar.  No transfer of this Temporary Global Trust Preferred Security shall be registered unless the transferee satisfies the requirements set forth in the Trust Agreement.

A-1-2

No service charge shall be made for registration of transfer or exchange of this Temporary Global Trust Preferred Security, but the Registrar or any agent may require indemnity and payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith.

In the event of any involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust not involving the redemption of the Class B Preferred Securities in whole or the liquidation or dissolution of the Sponsor, the Holders shall be entitled to receive corresponding amounts of Class B Preferred Securities.

Capital Payments will accrue on the Liquidation Preference Amount (i) from (and including) the Issue Date to (but excluding) July 29, 2005 (the “Reset Date”) at a fixed rate of 6 per cent. per annum payable in arrears on the Reset Date and (ii) for each Capital Payment Period commencing on or after the Reset Date at a rate of 0.05 per cent. per annum above the Reference Rate for such Capital Payment Period payable semi-annually in arrears on January 29 and July 29 in each year, commencing on January 29, 2006 (each, together with the Reset Date, a “Capital Payment Date”).  For the initial Capital Payment Period, Capital Payments will be calculated on the basis of the actual number of days elapsed in a year of 365 days, and for each subsequent Capital Payment Period on the basis of a 360 day year of 12 months of 30 days each divided by 360 (30/360) and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).  Such subsequent Capital Payments will have a maximum rate of 9 per cent. per annum.

The record date for payment of Capital Payments shall be (i) so long as the Trust Securities remain in book-entry form, one Business Day prior to the relevant Capital Payment Date, and (ii) in all other cases, the 15th day of the month in which the relevant Capital Payment Date occurs.  In all cases where the Trust Preferred Securities are issued in definitive form, the record dates for Capital Payments thereon will be 15 days prior to the relevant Capital Payment Date (whether or not such date is a Business Day).

The Trust Preferred Securities shall be redeemed to the extent the Class B Preferred Securities are redeemed.  The redemption terms for the Class B Preferred Securities including certain restrictions, limitations and prohibitions are as described in the LLC Agreement.

If any Capital Payment Date or Redemption Date falls on a day that is not a Business Day, the relevant Capital Payment shall be payable on the first following Business Day without adjustment, interest or further payment as a result thereof.

The Holders shall not be entitled to vote except as provided in the Trust Agreement.

The Property Trustee and the Registrar may treat the Holder on whose behalf the Trust Preferred Security is registered as the owner of this Trust Preferred Security for all purposes, and the Property Trustee shall not be affected by any notice to the contrary.

A-1-3

The Holder, by its acceptance of this Temporary Global Trust Preferred Security, agrees that such Trust Preferred Security shall look solely to the funds in the Trust Account to the extent available for distribution to the Holder as provided in the Trust Agreement for payment hereunder and that the Property Trustee in its individual capacity is not personally liable to the Holder for any amounts payable under this Temporary Global Trust Preferred Security or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

This Temporary Global Trust Preferred Security shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Temporary Global Trust Preferred Security does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Property Trustee.

On or after the 40th day after the later of the Closing Date and the completion of the distribution of the Trust Preferred Securities, interests in this Temporary Global Trust Preferred Security may be exchanged (free of charge) for interests in a permanent Global Trust Preferred Security in the form of Exhibit A-2 to the Trust Agreement.  The permanent Global Trust Preferred Securities shall be so issued for only that portion of the Temporary Global Trust Preferred Securities in respect of which there shall have been presented to Citibank (“Paying Agent”) by the Common Depositary a certification to the effect that it has received from or in respect of a person entitled to an interest (as shown by its records) a certification that the beneficial interests in such Temporary Global Trust Preferred Securities are owned by persons who are not U.S. persons.  The Global Certificates will be deposited upon issuance with, and registered in the name of the Common Depositary for credit to accountholders of Euroclear and Clearstream.  Definitive certificates representing individual Trust Preferred Securities and coupons shall not be issued.

On an exchange of the whole of this Temporary Global Trust Preferred Security, this Temporary Global Trust Preferred Security shall be surrendered to the Paying Agent at its office.  On an exchange of part only of this Temporary Global Trust Preferred Security, details of such exchange shall be entered by or on behalf of the Property Trustee in Schedule A hereto.  If, following the issue of a permanent Global Trust Preferred Security in exchange for some of the Trust Preferred Securities represented by this Temporary Global Trust Preferred Securities, further Trust Preferred Securities are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new permanent Global Trust Preferred Security, by the Sponsor or Paying Agent endorsing Schedule A hereto of the permanent Global Trust Preferred Securities previously issued to reflect an increase in the aggregate Liquidation Preference Amount of such permanent Global Trust Preferred Securities by an amount equal to the aggregate Liquidation Preference Amount of the additional Trust Preferred Securities to be exchanged.  Upon exchange of the full Liquidation Preference Amount of this Temporary Global Preferred Security for one or more permanent Global Trust Preferred Securities, the Property Trustee shall cancel this Temporary Global Trust Preferred Security.

Until this Temporary Global Trust Preferred Security is exchanged for the permanent Global Trust Preferred Security, the Holder hereof shall not be entitled to receive payments of Capital Payments or other amounts with respect hereto; until so exchanged in full, this Temporary Global Trust Preferred Security shall in all other respects be entitled to the same benefits as other Trust Preferred Securities under the Trust Agreement.

A-1-4

Unless this certificate is presented by an authorized representative of the Common Depositary to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the Common Depositary or such other name as requested by an authorized representative of the Common Depositary (and any payment hereon is made to the Common Depositary, or such other entity as is requested by an authorized representative of the Common Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owners hereof, the Common Depositary, have an interest herein.

Copies of the Trust Agreement, the LLC Agreement and the Support Undertaking shall be provided by the Property Trustee to any Holder upon written request and at the expense of the Holder at the Property Trustee’s corporate trust office.

A-1-5

IN WITNESS WHEREOF, the Trust has executed this certificate this 29th day of June, 2004.

IKB FUNDING TRUST II

By:
as Regular Trustee

A-1-6

CERTIFICATE OF AUTHENTICATION

Dated:  ______ __, 2004.

This is one of the Trust Preferred Securities designated therein referred to in the within-mentioned Trust Agreement.

CITIBANK, N.A.,
not in its individual capacity, but solely as Authentication Agent, without recourse, warranty or liability

By:
Authorized Signatory

A-1-7

SCHEDULE A

SCHEDULE OF EXCHANGES FOR TEMPORARY GLOBAL
TRUST PREFERRED SECURITIES

The following exchanges of a part of this Temporary Global Trust Preferred Security for the Permanent Global Trust Preferred Securities have been made:

Date of Exchange	Amount of decrease in Liquidation Preference Amount of this Global Trust Preferred Security	Amount of increase in Liquidation Preference Amount of this Global Trust Preferred Security	Liquidation Preference Amount of this Global Trust Preferred Security following such decrease (or increase)	Signature by and/or on behalf of authorized officer of Property Trustee

A-1-8

EXHIBIT A-2

[FORM OF PERMANENT GLOBAL CERTIFICATE]

THIS CERTIFICATE REPRESENTS AN INTEREST IN THE TRUST.  THIS CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY CITIBANK, N.A. AS COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG. TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS SO REGISTERED OR AN EXEMPTION THEREFOR IS AVAILABLE.

THE TRUST PREFERRED SECURITIES MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ANY PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLANS, PLANS OR ARRANGEMENTS. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PURPORTED TRANSFER OF CLASS B PREFERRED SECURITIES IN VIOLATION OF SUCH REQUIREMENTS SHALL BE NULL AND VOID.

A-2-1

ISIN: XS0194701487	Aggregate Liquidation
Common Code: 019470148	Preference Amount
Dutch Security Code: 14826
German Security Code: A0BDRX	€ 400,000,000

June 29, 2004

CERTIFICATE FOR TRUST PREFERRED SECURITIES OF
IKB FUNDING TRUST II

Noncumulative Trust Preferred Securities
(Liquidation Preference Amount € 1,000 per Trust Preferred Security)

This Trust Preferred Security is a Permanent Global Certificate within the meaning of the Amended and Restated Trust Agreement, dated as of June 29, 2004 (the “Trust Agreement”), by and among IKB Deutsche Industriebank Aktiengesellschaft, IKB Funding LLC II (the “Company”), the IKB Group Company, as holder of the Trust Common Security, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee (the “Property Trustee”) and the Regular Trustees and is registered in the name of Citibank, N.A. (the “Common Depositary”) or a nominee of the Common Depositary as owner of an undivided beneficial ownership interest in IKB Funding Trust II (the “Trust”) as described in the Trust Agreement.  No transfer or exchange of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary) may be registered except in limited circumstances.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement.  This Trust Preferred Security is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement, as amended from time to time, the Holder by virtue of its acceptance hereof assents and by which the Holder is bound.  Reference is hereby made to the Trust Agreement (to which this Permanent Global Certificate is subject and which is incorporated herein by reference in its entirety as fully as if it were restated herein) for a statement of the duties, obligations, rights, interests and benefits of the registered Holder hereof and the rights, duties and immunities of the Property Trustee.

The interest in the Trust evidenced by this Permanent Global Certificate is limited to the right to receive a pro rata share of the Capital Payments received by the Property Trustee in respect of the Class B Preferred Securities issued by the Company (the “Class B Preferred Securities”), at the times and in the manner provided in the Trust Agreement.  No separate coupon will be issued.

This Global Trust Preferred Security is transferable as provided in the Trust Agreement, subject to the limitations referred to herein and in the Trust Agreement, only upon such transfer being transcribed in the Register kept by Citibank, N.A. (“Registrar”) and only upon surrender of this Trust Preferred Security for transfer to the Registrar together with an endorsement or a written instrument of transfer (executed by the registered Holder hereof or his or her duly authorized attorney) in form satisfactory to the Registrar.  No transfer of this Global Trust Preferred Security shall be registered unless the transferee satisfies the requirements set forth in the Trust Agreement.

A-2-2

No service charge shall be made for registration of transfer or exchange of this Permanent Global Certificate, but the Registrar or any agent may require indemnity and payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith.

In the event of any involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust not involving the redemption of the Class B Preferred Securities in whole or the liquidation or dissolution of the Sponsor, the Holders shall be entitled to receive corresponding amounts of Class B Preferred Securities.

Capital Payments will accrue on the Liquidation Preference Amount (i) from (and including) the Issue Date to (but excluding) July 29, 2005 (the “Reset Date”) at a fixed rate of 6 per cent. per annum payable in arrears on the Reset Date and (ii) for each Capital Payment Period commencing on or after the Reset Date at a rate of 0.05 per cent. per annum above the Reference Rate for such Capital Payment Period payable semi-annually in arrears on January 29 and July 29 in each year, commencing on January 29, 2006 (each, together with the reset Date, a “Capital Payment Date”).  For the initial Capital Payment Period, Capital Payments will be calculated on the basis of the actual number of days elapsed in a year of 365 days, and for each subsequent Capital Payment Period on the basis of a 360 day year of 12 months of 30 days each divided by 360 (30/360) and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).  Such subsequent Capital Payments will have a maximum rate of 9 per cent. per annum.

The record date for payment of Capital Payments shall be (i) so long as the Trust Securities remain in book-entry form, one Business Day prior to the relevant Capital Payment Date, and (ii) in all other cases, the 15th day of the month in which the relevant Capital Payment Date occurs.  In all cases where the Trust Preferred Securities are issued in definitive form, the record dates for Capital Payments thereon will be 15 days prior to the relevant Capital Payment Date (whether or not such date is a Business Day).

The Trust Preferred Securities shall be redeemed to the extent the Class B Preferred Securities are redeemed.  The redemption terms for the Class B Preferred Securities including certain restrictions, limitations and prohibitions are as described in the LLC Agreement.

The Trust Preferred Securities shall be redeemed to the extent the Class B Preferred Securities are redeemed.  The redemption terms for the Class B Preferred Securities including certain restrictions, limitations and prohibitions are as described in the LLC Agreement.

If any Capital Payment Date or Redemption Date falls on a day that is not a Business Day, the relevant Capital Payment shall be payable on the first following Business Day without adjustment, interest or further payment as a result thereof.

The Holders shall not be entitled to vote except as provided in the Trust Agreement.

A-2-3

The Property Trustee and the Registrar may treat the Holder on whose behalf that Trust Preferred Security is registered on the Register as the owner of this Trust Preferred Security for all purposes, and the Property Trustee shall not be affected by any notice to the contrary.

The Holder, by its acceptance of this Global Trust Preferred Security, agrees that such Trust Preferred Security shall look solely to the funds in the Trust Account to the extent available for distribution to the Holder as provided in the Trust Agreement for payment hereunder and that the Property Trustee in its individual capacity is not personally liable to the Holder for any amounts payable under this Trust Preferred Security or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

This Trust Preferred Security shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Global Trust Preferred Security does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Property Trustee.

Definitive Global Trust Preferred Securities representing individual Trust Preferred Securities shall not be issued.

Unless this certificate is presented by an authorized representative of the Common Depositary to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the Common Depositary or such other name as requested by an authorized representative of the Common Depositary (and any payment hereon is made to the Common Depositary, or such other entity as is requested by an authorized representative of the Common Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Common Depositary, has an interest herein.

Copies of the Trust Agreement, the Limited Liability Company Agreement and the Support Undertaking shall be provided by the Property Trustee to any Holder upon written request and at the expense of the Holder at the Property Trustee’s corporate trust office.

A-2-4

IN WITNESS WHEREOF, the Trust has executed this certificate this 29th day of June, 2004.

IKB FUNDING TRUST II

By:
as Regular Trustee

A-2-5

CERTIFICATE OF AUTHENTICATION

Dated:  _________, 2004.

This is one of the Trust Preferred Securities designated therein referred to in the within-mentioned Trust Agreement.

CITIBANK, N.A.,
not in its individual capacity, but solely as Authentication Agent, without recourse, warranty or liability

By:
Authorized Signatory

A-2-6

EXHIBIT B

[FORM OF TRUST COMMON SECURITY CERTIFICATE]

THIS TRUST COMMON SECURITY IS NOT TRANSFERABLE EXCEPT TO IKB DEUTSCHE INDUSTRIEBANK AKTIENGESELLSCHAFT OR IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THIS TRUST AGREEMENT.

THIS CERTIFICATE REPRESENTS AN INTEREST IN THE TRUST. TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS SO REGISTERED OR AN EXEMPTION THEREFOR IS AVAILABLE.

Aggregate Liquidation
Preference Amount
Certificate Number: TC -1	€ 1,000

June 29, 2004

CERTIFICATE FOR THE TRUST COMMON SECURITY OF
IKB FUNDING TRUST II
Trust Common Security
(Liquidation Preference Amount € 1,000 per Trust Common Security)

IKB FUNDING TRUST II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that the IKB Deutsche Industriebank Aktiengesellschaft (the “Holder”) is the registered owner of one (1) common security of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the Trust Common Security (liquidation preference amount € 1,000 per Trust Common Security) (the “Trust Common Security”).  The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Security represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of June 29, 2004, as the same may be amended from time to time (the “Agreement”).  Capitalized terms used herein but not defined shall have the meaning given them in the Agreement.

IN WITNESS WHEREOF, the Trust has executed this certificate this 29th day of June, 2004.

By:
as Regular Trustee

By:
as Regular Trustee

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.
Date:__________________________
Signature:_______________________ (Sign exactly as your name appears on the other side of this Trust Common Security Certificate)

ANNEX B:  FORM OF TRUST MERGER AGREEMENT

Attached below.

22

FORM OF AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated as of ______ __, 2017 (this “Agreement”), between IKB Funding Trust II, a Delaware statutory trust (“Surviving Trust”), and IKB Funding Trust Merger II, a Delaware statutory trust (“Merger Trust”).

WITNESSETH:

WHEREAS, Surviving Trust desires to acquire all of the assets, and to assume all of the liabilities and obligations, of Merger Trust by means of a merger of Merger Trust with and into Surviving Trust;

WHEREAS, upon the fulfillment of the conditions set forth therein, the Amended and Restated Trust Agreement of Surviving Trust, dated as of June 29, 2004 (as amended through the date hereof, the “Surviving Trust Agreement”), and Section __ of the Trust Agreement of Merger Trust, dated as of ________ __, 2017 (the “Merger Trust Agreement”), authorize the merger of Surviving Trust and Merger Trust, with Surviving Trust being the surviving statutory trust (the “Merger”);

WHEREAS, Surviving Trust and Merger Trust now desire to consummate the Merger; and

WHEREAS,  Surviving  Trust and Merger Trust have received the necessary approvals and authorizations  and have approved this Agreement and the consummation of the Merger.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.  The Merger.

Surviving Trust, which shall be the surviving entity, shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Secretary of State”) and make all other filings or recordings required by Delaware law in connection with the Merger.

 Any Regular Trustee (as defined in the Surviving Trust Agreement) of the Surviving Trust acting alone is hereby authorized and directed to execute and file the Certificate of Merger on behalf of the Surviving Trust.  The Merger and this Agreement shall become effective upon filing or at such future time as is specified in the Certificate of Merger (the “Effective Time”).

At the Effective Time, Merger Trust shall be merged with and into Surviving Trust, whereupon the separate existence of Merger Trust shall cease, and Surviving Trust shall be the surviving entity of the Merger.

Section 2.  Interests.

Before, but no later than, the Effective Time, the following shall occur:

(a)  All Trust Preferred Securities (as defined in the Surviving Trust Agreement) outstanding prior to the Merger will be exchanged for cash and securities of the Merger Trust, whereupon such Trust Preferred Securities will be deemed cancelled. Each holder of a Trust Preferred Security shall receive consideration per each €1,000 liquidation amount of Trust Preferred Securities it held prior to the Merger (the “Merger Consideration”) consisting of (x) a cash payment of at least €[150] and (y) notes representing obligations of  IKB Deutsche Industriebank Aktiengesellschaft (the “Bank”) with a principal amount of  at least €[400].

(b)  The existing Trust Common Security (as defined in the Surviving Trust Agreement), shall remain outstanding following the merger in the possession of the Bank.

(c)  A new class of uncertificated trust preferred securities (the “Merger TPS”) having the identical terms as the Trust Preferred Securities will be issued by Surviving Trust to the Bank.

(d)  The Bank’s beneficial interest in Merger Trust shall, by virtue of the Merger and without any action on the part of any person or entity, be deemed cancelled.

(e)  Notwithstanding any provision in the Surviving Trust Agreement, the cancellation of the Trust Preferred Securities as set forth in (a) above and the issuance of the Merger TPS as set forth in (c) above is hereby authorized and approved and the Trustees (as defined in the Surviving Trust Agreement) are hereby authorized to take any action necessary to effectuate the issuance of the Merger TPS.

(f)  At such time that the Merger TPS are issued,the Merger TPS shall constitute “Trust Preferred Securities” within the meaning of the Surviving Trust Agreement and any provision in the Surviving Trust Agreement prohibiting voting or consent rights, or otherwise, of Trust Preferred Securities held by the Bank or its Affiliates (as defined in the Surviving Trust Agreement) will have no effect, and the holder of the Merger TPS may exercise all rights and privileges granted to such holder pursuant to the Surviving Trust Agreement (including, but not limited to, all voting and consent rights) as if such holder were not the Bank or an Affiliate of the Bank.

As of the Effective Date, the Bank will hold the Trust Common Security and one hundred percent of the Merger TPS and the holders of Trust Preferred Securities will have received the Merger Consideration.

ARTICLE II
THE SURVIVING STATUTORY TRUST

Certificate of Trust and Trust Agreement.  At the Effective Time, (a) the certificate of trust of Surviving Trust shall be the certificate of trust of the Surviving Trust, and (b) the Surviving Trust Agreement as amended by the terms hereof shall be the governing instrument of the Surviving Trust.

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ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES

Section 1.  Transfer, Conveyance and Assumption.  At the Effective Time, Surviving Trust shall continue in existence as the surviving trust, and without further transfer, succeed to and possess all of the rights, privileges and powers of Merger Trust, and all of the assets of whatever kind and character of Merger Trust shall vest in Surviving Trust without further act or deed; thereafter, Surviving Trust, as the surviving trust, shall be liable for all of the liabilities and obligations of Merger Trust, and any claim or judgment against Merger Trust may be enforced against Surviving Trust, as the surviving trust, in accordance with Section 3815 of the Delaware Statutory Trust Act (as defined in the Surviving Trust Agreement).

Section 2.  Vesting of Rights  At and subsequent to the Effective Time, (A) the holders of the Merger TPS shall possess all the rights, privileges and powers accorded to the holders of Trust Preferred Securities under the Surviving Trust Agreement, including the right to benefit from the assets of the Trust (including the Class B Preferred Securities), and (B) the holders of the cancelled Trust Preferred Securities shall have no rights, privileges or powers under the Surviving Trust Agreement, and shall have no right, title, or interest in any of the assets of the Surviving Trust (including the Class B Preferred Securities).

Section 3.  Further Assurances.  If at any time Surviving Trust shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Trust the title to any asset or right of Merger Trust, or otherwise to carry out the provisions hereof, the proper representatives of Merger Trust as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such asset or right in the Surviving Trust, and otherwise to carry out the provisions hereof.

ARTICLE IV
TERMINATION

Section 1.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)
by mutual written consent of Surviving Trust (as reflected by the execution of a majority of the Regular Trustees of such trust on behalf of such trust) and Merger Trust (as reflected by the execution of the beneficial owner of such trust on behalf of such trust);

(b)
by either of Surviving Trust (as reflected by the execution of a majority of the Regular Trustees of such trust on behalf of such trust) or Merger Trust (as reflected by the execution of the  beneficial owner of such trust on behalf of such trust), if there shall be any law or regulation or decision of the IKB board that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining Surviving Trust or Merger Trust from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

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Section 2.  Effect of Termination.  If this Agreement is terminated pursuant to Section 1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

ARTICLE V
MISCELLANEOUS

Section 1.  Amendments; No Waivers.

Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the parties hereto.

No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 2.  Integration.  All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof.

Section 3.  Successors and Assigns.  The provisions of this Agreement shall he binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 4.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 5.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IKB FUNDING TRUST II, as Surviving Trust By a majority of its Regular Trustees:

Name:
Title:

Name:
Title:

IKB FUNDING TRUST MERGER II, as Merger Trust

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

IKB DEUTSCHE INDUSTRIEBANK AKTIENGESELLSCHAFT, as holder of all common securities of Surviving Trust and beneficial interests of Merger Trust

By:
Name:
Title:

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Exhibit 1

CERTIFICATE OF MERGER
OF
IKB FUNDING TRUST MERGER II
(a Delaware statutory trust)
into
IKB FUNDING TRUST II
(a Delaware statutory trust)

dated: _____ __, 2017

The undersigned trustee by virtue of the Delaware Statutory Trust Act, 12 Del.C. §3801, et seq. (the “Act”),

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
IKB Funding Trust Merger II	Delaware
IKB Funding Trust II	Delaware

SECOND: An Agreement of Merger has been approved and executed by each of IKB Funding Trust Merger II and IKB Funding Trust II.

THIRD: The name of the surviving Delaware statutory trust is IKB Funding Trust II.

FOURTH: The merger of IKB Funding Trust Merger II into IKB Funding Trust II shall be effective on _______, 2017 at ______ _.m.

FIFTH: The executed Agreement of Merger is on file at the principal place of business of IKB Funding Trust II. The address of such principal place of business is:

c/o [IKB to provide]

SIXTH: A copy of the Agreement of Merger will be furnished by IKB Funding Trust II, on request and without cost, to any beneficial owner of IKB Funding Trust II or IKB Funding Trust Merger II.

a Regular Trustee

WHERE YOU CAN FIND MORE INFORMATION

Requests for assistance in completing and delivering Consents or requests for additional copies of this Merger Proposal Memorandum and other related documents should be directed to the Information and Tabulation Agent at its address and telephone number below:

Information and Tabulation Agent

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA

Attn:  Yves Theis/ Thomas Choquet
Email:  ikb@lucid-is.com
Telephone:  +44 (0) 20 7704 0880

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